Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

TREASURE & SHIPWRECK RECOVERYTREASURE & SHIPWRECK RECOVERY, INC.

Formerly BELISS CORP.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

13046 Racetrack Road, #234

Tampa, FL 33626

(877) 733-5477

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Craig Huffman

Chief Executive Officer

13046 Racetrack Road, #234

Tampa, FL 33626

(877) 733-5477

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7310	37-1844836
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

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PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED January ___, 2022

Treasure & Shipwreck Recovery, Inc.

MAXIMUM OFFERING AMOUNT: $3,800,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 25,333,333

This is a public offering (the “Offering”) of securities of Treasure & Shipwreck Recovery, Inc., a Nevada corporation (the “Company”). We are offering a maximum of Twenty Five Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (25,333,333) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) at an offering price of fifteen Cents ($0.15) per share (the “Shares”) pursuant to Tier 1 of Regulation, in addition to a Warrant for purchase of additional shares at the amount of one warrant granted for purchase of a Common Share at twenty five Cents ($0.25) per share for each four Common Shares purchased under this offering. The Warrants are exercisable within 12 months from the date of issuance, when they expire. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all (Amount of Shares) shares of Common Stock offered hereby, (b) January __, 2023, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares and attached warrants as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Company Overview

Treasure Shipwreck & Recovery, Inc. (“TSR”, “us,” “we,” the “Company”) is focused, through its wholly owned subsidiary TSR Holdings, Inc., on the exploration and recovery of historic shipwrecks. The Company has acquired various assets including a research vessel and specialized sensing equipment to be utilized to attempt to locate and eventually recover artifacts and treasure from historic shipwrecks, as well as rights to large shipwreck areas through agreement generally from the colonial era including shipwreck sites from 1500’s to 1800. As well the Company, through its wholly owned subsidiary TSR Media Group, Inc., seeks to develop media and online, and an NFT Based metaverse app-based gaming revenue streams based on the treasure salvage operations. As well we have objects for direct sale under NFT outlets which we believe will create immediate revenues of historic value such as Gem stones, Jars, cannons, and many coins and unique objects, which will be sale in the NFT and other offering markets. During the Summer of 2021, TSR under contract, recovered many unique objects, coins, musket, intact jars, musket balls, pottery, cannon balls, and numerous other items. Many will be offered as NFT objects by TSR.

The Company’s Common Stock is fully reporting under the 1934 Act, and is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “BLIS,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.15 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Treasure & Shipwreck Recovery, Inc.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Per Share	$0.15	$0.015	$0.135
Maximum Offering	$3,800,000.00	$38,000.00	$3,724,500.00

(1)	The Company has engaged Dalmore to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore

(2)	Accounts for the payment of offering expenses, estimated at $37,500.00. See “Plan of Distribution” for further detail.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A/A.

The date of this Offering Circular is January __ 2022

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $37,500.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular other than Dalmore Securities. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Treasure & Shipwreck Recovery,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Treasure & Shipwreck Recovery, Inc. Our Stock is listed as “BLIS” under the OTCMarkets.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Treasure & Shipwreck Recovery, Inc., a Nevada corporation.

Company Overview

Treasure Shipwreck & Recovery, Inc. (“TSR”, “us,” “we,” the “Company”) is focused, through its wholly owned subsidiary TSR Holdings, Inc., on the exploration and recovery of historic shipwrecks. The Company has acquired various assets including a research vessel and specialized sensing equipment to be utilized to attempt to locate and eventually recover artifacts and treasure from historic shipwrecks, generally from the colonial era. The Company, through its wholly owned subsidiary TSR Media Group, Inc., seeks to develop media and gaming-based revenue streams based on the treasure salvage operations. As well TSR Media Group, will attempt to offer and build NFT;s of certain treasure holdings, of certain pieces that we would select. We believe between the Galleon Quest game will produce significant revenue, while the NFT and other sale of artifacts and treasure will gain significant shareholder value. TSR, with this offering is going to use money raised to purchase a 14% of a 40-mile permitted area of the 1715 Queens Jewels permitted sites of numerous wrecks. This includes the wreck site worked and large recoveries made during the 2021 season. TSR, with such offering, will also enter into management of the site for Queens Jewels for control and management of the 40 plus mile of their area of control under Federal Court Order. As such we have had a successful recovery season in 2021 paired as a subcontractor.

Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Treasure & Shipwreck Recovery, Inc., a Nevada corporation.

Issuer:	Treasure & Shipwreck Recovery, Inc.

Shares Offered:	A maximum of Twenty Five Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (25,333,333) shares of our Common Stock (the “Maximum Offering”), at an offering price of Thirty Cents ($0.15) per share (the “Shares”). With additional warrant exercisable on a cash only basis of $0.25 for one warrant for each 4 common shares purchased and exercised.

Number of shares of Common Stock Outstanding before the Offering:	9,269,502 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	34,602,835 shares of Common Stock if the Maximum Offering is sold. Plus an additional 6,333,333 shares if the warrants are fully exercised.

Price per Share:	Fifteen Cents ($0.15).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “BLIS.”

There can be no assurance that the Company Common Stock sold in this Offering will be continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:	Twenty Five Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (25,333,333) shares of our Common Stock (the “Maximum Offering”), at an offering price of Thirty Cents ($0.15) per share (the “Shares”), for total gross proceeds of Three Million Eight Hundred Thousand Dollars ($3,800,000).

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $3,724,500.00. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	13046 Racetrack Road, #234, Tampa, FL 33626 https://treasurewreck.com.com (877)

THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Treasure & Shipwreck Recovery,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Treasure & Shipwreck Recovery, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Treasure & Shipwreck Recovery, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended April 31.

OUR BUSINESS

Corporate History and Information

TSR was incorporated in the State of Nevada on October 24, 2016. The Company was originally incorporated as Beliss Corp. On June 26, 2019, the Company changed its name to Treasure & Shipwreck Recovery, Inc. (TSR), publicly traded under stock symbol “BLIS” on the over the counter (OTC). TSR had in April 2019 decided to focus its business efforts on the historic shipwreck treasure recovery business, along with production a revolutionary online treasure game, as well as ownership in the largest permitted sites in the United States, and potential management of that project as well. TSR formed TSR Holdings, Inc., a wholly owned subsidiary, on August 22, 2019, as a vehicle to hold assets, such as vessels and equipment for the conduct its historic shipwreck and recovery operations. During the year ended April 30, 2020, TSR purchased numerous assets including a research and recovery vessel and equipment, gems, coins and made all such recoveries. TSR has a multi-dimensional business, and currently in 2021 has just finished 4 months of successful recoveries on the East Coast of Florida. We are continuing working and entering into a full contractor’s agreement on such site and focused its efforts on researching and obtaining information on various prospective historic shipwreck sites and acquiring assets including a research vessel and magnetometer to be utilized in its shipwreck operations, along with location data and scans for shipwreck sites. TSR will also be utilizing the use of NTF sales of unique shipwreck materials for multiparty purchasers of real jewels, or artifacts we recover or have access to. TSR is looking to use $350,000 of such proceeds to purchase 14% of the ownership of Queens Jewels, the 40-mile permitted site, while simultaneously entering into an agreement to manage all of the Queens Jewels operations, strategy and security operations under a management agreement. As well, TSR owns the rights to develop an app game called Galleon Quest, that will be developed under the raise, and is expected to be a very large revenue source for the Company. In addition the Company is projecting use of $570,000 for the build out of Galleon Quest as a metaverse NFT treasure hunting game.

The Company was originally in the search engine optimization (“SEO”), Internet marketing and web development business. Although TSR does not believe that it will generate any significant new business for its Internet marketing and website development services, the Company is prepared to fulfill any obligations related to customer deposits that were received in prior years. In January 2019, the Company entered into a series of transactions to gain control of a West Virginia based gaming company, Southern Amusement Co. Inc. (“Southern Amusement”). After further review and due diligence, TSR decided that it would not be in the best interests of the Company or its shareholders to acquire Southern Amusement and the Company and unwound the transaction.

While in the process of unwinding the Southern Amusement transaction, the Company entered into the sunken treasure and artifact recovery business, for proactive search and recovery, as well as development and deployment of a treasure-based game. During such time period of April 2020 to July 2021, TSR acquired hundreds of thousands of dollars in technology and equipment, worked and recovered numerous coins, and valuable artifacts. The Company has acquired various assets including a research vessel and specialized sensing equipment to be utilized to attempt to locate and eventually recover artifacts and treasure from historic shipwrecks, generally from the colonial era. The Company, through its wholly owned subsidiary TSR Media Group, Inc., seeks to develop media and gaming-based revenue streams based on the treasure salvage operations. As well TSR Media Group, is entertaining offers and platforms NFT;s of certain treasure holdings, of certain pieces that we would select. We believe between the Galleon Quest game will produce significant revenue in the metaverse world, while the NFT and other sale of artifacts and treasure will gain significant shareholder value. TSR, with this offering is going to use money raised to purchase a 14% of a 40-mile permitted area of the 1715 Queens Jewels permitted sites of numerous wrecks. This includes the wreck site worked and large recoveries made during the 2021 season. TSR, with such offering has the offer of and will also enter into management of the site for Queens Jewels.

On April 1, 2020, TSR formed TSR Media Group, Inc. which is a wholly owned subsidiary, in order to develop various digital media properties. TSR Media Group, Inc. entered into an agreement in February of 2020 with a third-party app developer to develop a gaming app based on treasure search and salvage. TSR Media Group, Inc. also entered into negotiations of contract proposals for the Galleon Quest game, from several developers to pursue such metaverse game, with gaming tokens and real world recoveries buried on points for players to win such as actual historical gold and silver coins from the 1715 Fleet and others, as we well as dive chances on site, and vacation packages making such game completely unique in the world.

Business Overview: Exploration and Salvage of Historic Shipwrecks

The United Nations Educational, Scientific and Cultural Organization (“UNESCO”) has estimated that there are as many as three million shipwrecks on the floors of the worlds’ oceans. Although it is a fact that many of these shipwrecks were not carrying any items of significant value, historic research documentation shows that it is likely that a percentage of these shipwrecks contained valuable artifacts and treasure, such as gold and silver coins, other precious metals and gems, such as emeralds.

In October 2020, TSR entered into an agreement with an experienced treasure diver to provide project management services for the Company’s operations. Additionally, in April of 2021 the Company entered into an agreement with a limited liability company, Gold Hound LLC, and the individual who controls the limited liability company that has professional rights off the coast of Sebastian, Florida on numerous wrecks of the 1715 fleet. TSR agreed to provide money, equipment and crew to build up the recovery operations in order to assist with the analysis and targets that have previously been located on the site. The original agreement was for a payment of $10,000 per month by TSR to the limited liability company and was expanded to include a salvage vessel whereby TSR agreed to cover cost of retrofitting, maintenance and re-equipping it with a state-of-the-art GPS computer system and numerous other detection and recovery systems. TSR believes that this agreement gives the Company access to a perpetually permitted site as a subcontractor and on the numerous wrecks that exists at that location. TSR is providing crew members and all the equipment necessary in order to fulfill the dive season which the Company is actively pursuing and gathering items.

TSR operating off the east coast of Florida subcontracted during the 2021 season, under a 40-mile area of perpetually permitted wreck sites, both found and unfound. During such operations, we surveyed, and gained survey areas that are of a huge asset of just a fraction of the areas searched. The area is owned for permit by 1715 Queens Jewels. During the operations, relationship formed between TSR and ownership of Queens Jewels, and negotiations formed for TSR to 1) take ownership of 14% of Queens Jewels, for $350,000, which is part of our use of raise in this offering and 2) TSR would take over management of the Queens Jewels site for control of contractors, strategy, assignments, and many other management matters over the site, for a percentage to be earned. As well TSR will have its own crews, probably two, and be able to select out of the numerous sites, while controlling the contractors to maximize the value and return of findings and revenue for TSR and for Queens Jewels. This is the largest permitted site in the United States.

TSR, through its wholly owned subsidiary TSR Media Group, Inc. is actively pursuing the media coverage opportunities and expanding its social media presence across the globe with an agreement with a public relations firm that will have the Facebook page, Instagram, Twitter account, TikTok account, and numerous other sites that will be interactive for the anticipated millions of followers that we will seek to gain to follow the story of TSR as it goes forward. During this same time, TSR has acquired media equipment such as drones and underwater cameras for use in documenting the Company’s operations. Along this line, TSR contracted with Puretechnology, Inc., who have created all such pages and social media presence including Facebook (https://www.facebook.com/treasurewrecked), Instagram (https://www.instagram.com/treasurewrecked/), Tik-Tok page (https://www.tiktok.com/@treasure.wrecked?is_copy_url=1&is_from_webapp=v1), as well as other social media, and controls all upkeep and posting of the site through an ongoing contract with Puretechnology, Inc. of NYC..

The area that has been operated in has at least 11 colonial era wrecks, including a suspected 5 ships from the 1715 Fleet of ten ships. Over time the 1715 Queens Jewels site has yielded hundreds of millions of dollars of treasure. TSR knows with its strategy, technologies being and acquired, along with superior targeting, completely expects to find vast amounts under its strategy for management. TSR suspects there could be numerous other wrecks, other than the 11 identified wrecks that are in the area, but not nearly explored to find what could be hundreds of millions of dollars from each wreck site.

The treasure related search and recovery business is highly specialized and requires special research and recovery capabilities. The industry and opportunity may have significant potential. For three hundred years, Spain and other European colonial powers pillaged the new world of treasure, shipping riches in thousands of ships over time back to Europe for the enjoyment and funding of those who never earned it. Along the way, an estimated one out of ten never made it home. Estimates of lost treasure from these ships is conservatively placed at $60 billion1.

Locating, exploring and salvaging historic shipwrecks involves a very lengthy and expensive process. It may take several years to successfully locate and salvage treasure or other valuable artifacts from viable shipwrecks. Moreover, the costs to operate in the historic shipwreck salvage industry can be excessive. These costs and expenses may exceed the economic value of any treasure that is successfully located. However, given the amount of wrecks on such site, it is expected by TSR that the value of the recoveries will vastly increase given the technology, study of 30 years of finds, and huge and strategic surveys, and use of software for prior finds, and new targets and finds.

Even if TSR is able to successfully locate historic shipwrecks, there are additional challenges to successfully recovering treasure. There are also various laws and regulations, both internationally and domestically, that must be complied with. These laws and regulations could further hamper or delay the Company in successfully locating and recovering treasure. There have been legal cases where shipwrecks were located, and valuable treasure was successfully salvaged by one group only to have government or other private entities assert rights to the treasure. Such a situation could cause extensive delays in monetizing the treasure due to legal proceedings. There may also be environmental related laws and regulations for the areas where we conduct shipwreck salvage operations. However, in order to alleviate many of these concerns we are now operating in subcontractor situations where these permits and grants are in place and TSR is avoiding situations where governments would deny permitting and actions due to our responsible conduct with our partners on these locations. So therefore, we are not suffering from delays and oversights of other governmental agencies that are occurring with other treasure related commercial salvage businesses.

Furthermore, working in an underwater environment can be hazardous. Difficult weather conditions can significantly delay operations. The condition of wrecks and other natural hazards can impede salvage efforts for long periods of time, potentially many years in some cases. The maintenance and repair issues with salvage vessels and equipment can be continuous and very expensive which may lead to excessive down time.

Even if the Company is able to locate viable shipwrecks, which it has done this season, that theoretically may contain valuable treasure, there is the possibility that they may have already been stripped of anything of value. They may also not have been carrying anything valuable on board at the time that they were lost at sea. It is the Company’s intent to find shipwrecks where available research suggests there were not any previous recovery efforts or past recovery efforts failed or were not completed. In the event that valuable artifacts are located and recovered, it is possible that the cost of recovery will exceed the value of the artifacts recovered. It is also possible that other entities, including both private parties and governmental entities, will assert conflicting claims and challenge the Company’s rights to the recovered artifacts.

Salvage of historic shipwrecks is both very speculative and risky. Only those investors who do not require liquidity and who can afford the loss of their entire investment should consider an investment into TSR’s securities. Investors should also seek advice from a professional financial adviser before purchasing the securities of TSR. The Company was able to secure the immediate bridge financing that was necessary for the complete build out of our vessels, the purchase of state-of-the-art dive equipment, multiple GPS systems that are super accurate, sonar systems as well as detection devices and the maintenance of capable treasure salvage vessels being used to obtain our goals off the East Coast of Florida primarily in the Sebastian area.

[1]	“What’s the Total of the World’s Sunken Treasure?” by Rob Goodier. Popular Mechanics. Feb. 22, 2012 https://www.popularmechanics.com/technology/infrastructure/a7425/whats-the-total-value-of-the-worlds-sunken-treasure/ accessed on August 30, 2021.

Treasure Search and Salvage Gaming App

The Company has agreed with an App developer to create a gaming app based on treasure search and salvage which may be on-line or NFT game or both. TSR believes that there potentially will be significant consumer interest in a downloadable gaming app and potential NFT game based on the search for treasure from historic shipwrecks we also believe we can use rewards of actual treasure in game, as well as in game credits which could lead to artifacts credits for purchase as well as monetary rewards. TSR is currently working with its core in house development side to have an inclusive game built for world-wide distribution and use. TSR is planning to use some $700,000 for the to be decided contracted applications made to the company for development and complete roll out of the game. TSR has entered into an agreed to term agreement with Pure Technology Inc. for full development of the Galleon Quest social media, the game. Other offers are being made to TSR to build out this metaverse game, where each player purchases a site on the game, can buy boats using NFT, equipment, maps, crews, and unique technologies. The game proposed cost is some $570,000 while TSR will have a $200,000 contingency for marketing built into the expected use of proceeds. The timeline for the game development and roll out is an expected 4 to 5 months. TSR expects such Game either in the App environment, and/or the Metaverse for selling locations on a map for site locations and for other development is expected to be the largest revenue producing segment of the Company, as a world-wide played game, with potential revenues in the tens or more millions of dollars.

Additional Revenue Sources-Artifacts, Treasure and NFT

TSR believes that it has numerous potential revenue routes, not just limited to the Treasure Recovery, as well as Galleon Quest game. The Company has been able to successfully locate and recover treasure from a historic shipwreck are in a large amount of recovery over the last 4 months, from May to October 2021. This recovery of treasure and artifacts is but one revenue opportunity is to keep many artifacts and treasure as assets, to be shown in a planned TSR museum or public display. Second is sale of treasure and artifacts through certain auction houses and arranged product sales for coins, etc. Third is private collector sales, such as the NFT set forth below. Fourth is road show and museum show fees. Finally, holding rights to television and future gaming revenues from its treasure search and salvage gaming app. for use on phones and other devices. Although the Company is actively working to develop revenue streams from its core treasure recovery business and ancillary business opportunities, it is challenging to project when revenues will be realized, if ever. The Company anticipates generating revenues the foreseeable future from the treasure recovery business or associated businesses. We have made recoveries of such treasure and gained other assets, which are held by our partners and subject to division in early 2022. At that time valuation of such assets will be made, and decisions made for distribution, sale and holding of such assets with Queens Jewels and the State of Florida under the existing long term Federal Court Order. Our NFT Sales are separate with our own holdings we have now, and partners of unique objects for sale in the NFT market and auction sites.

Obviously, with the partnership with Queens Jewels, LLC, the owner of the largest area of allowed for exploration under settlements and perpetual permits, of an area of some 40 miles along the East Coast of Florida. TSR has been offered a substantial role in such sight, first to become a part owner of 14 Preferred B Units of the holding Company over Queen’s Jewels, which will entitle TSR to fourteen percent (14%) of the net recovery of Queen’s jewels the site owner. In that way TSR would be a full ownership partner, while buying each of the LLC Units for $25,000 per unit. So along with being a subcontractor, TSR would be able to realize the following percentages of recovery.

Historically, TSR and its partners on site believe that there could be as many as a shipwreck per each of the 40 miles on the site some are intermixed near each other. Shipwreck coins recovered date from 1574 through 1809, and we suspect that out of the dozens of found shipwreck areas, perhaps 6 were 1715 Fleet. Certain bottles and pottery definitely show more than just 1715 Fleet but are 1500’s wrecks and later. To date the finders have only gone to the easy-to-get coins (how many tens of thousands found we do not have a finger on), close to shore and to the north. Leaving a great swath of finds on many wrecks shown from magnetometer surveys, dives, and recoveries which show we are onto targets. Along with historical finds, TSR and its partners know that there are numerous high profile finds, which lead to certain numerous wrecks, and tracks to what is probably numerous large finds of silver reale and gold esquido coins, along with gems, jewelry etc.

TSR Investment and Contractor Returns

So TSR if it were to take over management, but the second part is owning 14% of QJ with part of what will be raised, meaning we get that much more under an offer made if we come in as management as stated above. TSR expects that the following percentages will occur with our purchase of the part ownership in Queens Jewels,

●	As manager, we get a % of the 80% that QJ gets, with the other 20% available to State of Florida, but they do not always take that %. For instance, coins sometimes they don’t care (state) if they have a lot (or gems, etc.)

●	As a contractor, we would get 50% of the QJ 80% (Minus 20% state CAN Take), which contractor agreement would be on top of ownership in QJ and management of project.

●	With buy in as owner of Preferred B shares of QJ, as 14 shares, we get 14% additional of the QJ 80% (If state takes their full percent). This will be part of our 3m raise, at 25k per 1%, for $350,000, which is built into our raise use of proceeds (in perpetuity).

●	These are cumulative of course.

NFT of ARTIFACTS

TSR has obtained, holds and will be getting even more unique artifacts, which traditionally are sold at auctions or shows, besides the coins being Reales (Gold) and Esquidos (Silver) as well as gems. TSR looks to sell unique items, which it holds, and will get via NFT sales. NFT stands for “non-fungible token.” At a basic level, an NFT is a digital asset that links ownership to unique physical or digital items, such as works of art, real estate, music, or videos. NFTs can be considered modern-day collectibles. TSR will take selected items that we have recovered may select to sell part rights in such select pieces through the NFT platforms available. We have very unique, rare and valuable assets in hand, and which will be selected for the NFT purchases on platforms to be selected. For instance, unique pieces such as particular gemstone mix, Jars, pottery, candle holders, statuettes, and numerous other items can all be sold in this fashion. No other treasure company, to our knowledge TSR believes the developing NFT market platforms and interest place such very unique holdings such as treasure artifacts into a valuable position to be offered and sold as partial ownership to interested investors. As an example, we could list a very unique gemstone (or others) for sale in incremental digital ownership certificates or tokens, such that each piece has multiple owners of the asset which is held in an independent third party in an escrow type of holding as such an artifact could have dozens, hundreds, or even thousands of NFT holders. Such holders will hold part ownership over the object, without possessory rights. A representation of the subject artifact would be granted each NFT purchaser, along with a certificate of authenticity.

The returns on NFTs can be incredible. The actual amounts bid for such tokens which represent partial ownership can be rather extraordinary, and certainly TSR makes no representation upon any return on the sale of the NFTs on an object after an auction or sale. While TSR may participate direct non-NTF sales of objects, TSR believes it would be invaluable to pursue such an avenue of revenue creation for such of a portion of such objects. Such NFTs many times historically can increase in value multiple times.

NFTs (or “non-fungible tokens”) are a special kind of crypto asset in which each token is unique — as opposed to “fungible” assets like Bitcoin and dollar bills, which are all worth exactly the same amount. Because every NFT is unique, they can be used to authenticate ownership of digital assets like artworks, recordings, and virtual real estate or pets, or in our case treasure artifacts. Because an NFT is considered an ownership asset of the holder, it is not a security, and we do not foresee any ready market for resale of such purchases, although owners would be able to re-sell on some private sites or sellers. As an example, only, and not-representative of any TSR belief on a return, there are examples of very strange, or obtuse objects such as digital art of a celebrity being broken down into thousands of NTFs can have massive returns on the actual offered price of tens, to thousands of time of invested value.

Artifacts and Recovery

TSR has a history approaching two years, and the last four months on site resulted in such numerous recoveries with our Gold Hound, LLC and owner of the site Queen’s Jewels, LLC, that final disposition of such objects are determined after the first of the year. What TSR with the work of Capt. Greg Bounds of Gold Hound LLC, along with our own technologies, crews and divers had successfully recovered many artifacts from the 1715 Fleet area. The amount of artifacts is very large, and while work remains to classify and to clean numerous items for exact identity, the volume of artifacts recovered were reportedly larger than any other contractor on site during the Season. The finds that will be inventoried included numerous coins, pottery, 4 intact valuable glass jars, a whole musket, many cannon balls, hundreds of musket balls, shipwreck rigging, tools, and many other shipwreck materials in a close proximity.

The expenses of the purchase of the QJ Preferred B Units ($350,000), and Galleon Quest game makeup and rollout ($570,000, plus contingency). Leaving TSR enough to purchase additional vessels if required for diving and surveying, plus all fuel, maintenance, dockage, food, provisions, scuba equipment, computer and navigational equipment, crew and diver salaries, reclamation costs of some artifacts, coins, etc., storage, and other associated costs. With approximately $2,500,000 remaining for the use of proceeds, TSR projects operations could keep in place for approximately 18-24 months, without any necessary further raises due to expected revenues from the Galleon Quest Game, as well as sale of NFTs of artifacts, other sales, and finding of other valuable objects. TSR does not believe there will need for additional funding due to the Game Revenue, value of treasure recovered from all the wrecks, either sold under NFT or auction, and NFT under the gaming rights.

Competition

There are various entities who are working to salvage historic shipwrecks. There are a few small publicly traded companies and numerous private mostly “mom and pop” companies, as well as individuals, who could be considered competitors to locate and salvage treasure from historic shipwrecks. A few of these entities may have access to financing or greater resources than TSR. The Company is evaluating partnerships and joint ventures that it believes would be beneficial for financial or strategic reasons with other industry participants. TSR does not see these other ventures as competitive necessarily except for the fact that if large amounts of gold, silver and jewels are found it could have a liquidity effect on the marketplace for sale of such items. However even then many of these items will be kept as assets of the Company therefore increasing the shareholder value which will be able to be booked, held and for potential sale as we go forward. As well the media and gaming side of matters gives TSR a different business plan then others who are in the business. In fact, TSR looks and has made terms with others to partner with certain other companies and technologies that are in the treasure business to use such technologies to define down the actual spots where gold, silver, jewelry and other items can be found using their breakthrough technologies.

Research and Development Activities and Costs

During the years ended April 30, 2021, and 2020, we incurred $20,000 and $120,000, respectively, of research and development costs related to the development of our treasure search and salvage gaming app.

COVID-19 Pandemic Threat and Continuity Plan

Due to current events involving the global COVID-19 pandemic, TSR, under the guidance of its President, is reviewing procedures to monitor current events as they relate to our business and to be prepared to respond to any potential threats or issues in order to protect the Company and its assets. We are also in the process of reviewing plans to locate a back office for our corporate records and information at a location to be designated so that in the event that access to the Company’s offices are restricted, the Company is able to continue with its business and operations.

The Company’s operations may be adversely affected by the ongoing outbreak of the Coronavirus Disease 2019 (COVID-19) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the TSR’s financial position, operations and cash flows.

Possible effects may include, but are not limited to, disruption to the Company’s operations, inability of management team members and other key personnel and consultants to provide services or provide services in a timely manner, unavailability of equipment, parts and supplies used in operations, lack of access to maintenance and repair facilities for the Company’s salvage vessel, and a decline in the value of the Company’s assets including its salvage vessel, equipment and its digital properties.

Additionally, it is possible that the Company is not able to obtain financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely that it will be forced to cease its operations. The impact of smaller companies such as TSR having to cease operations due to effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Employees, Directors, and Contracted Parties

Other than our President and CFO, Craig Huffman, we have no full-time or part-time employees of our business or operations who are employed by TSR. We have contracted technology officer, Wynn Huffman, Captain Tim Wilson, social media persons, divers, and crew members who are all independent contractors. Our additional two outside directors, Frederick Conte and Patrick Schneider are outsiders and not employees of the Company.

President, CFO, Director/Founder- Craig A. Huffman- Age 55- Craig has a varied background. A member in good standing of the Florida Bar and in good standing with the U.S. District Courts for the middle and southern district of Florida as well as before the SEC. Craig has over 12 years’ experience in the treasure industry representing numerous treasure recovery companies, including working on permitting, and admiralty claims. Craig wanted to create a treasure recovery company from lessons learned from other companies. His background includes being a Deputy Sheriff for 5 years, 20 years as an Army Reserve Officer, and 24 years as an attorney. He has acted as counsel to over 50 public companies and large-scale investors. Craig has been a public company CEO two times before for SEC fully reporting companies, besides being a director for numerous companies. He currently represents some 8 public companies before the SEC and other forums. With over 100 jury trials in complex narcotics, conspiracy, white-collar area, international contracts, and numerous securities cases, he has also authored over 50 appeals. Mr. Huffman has appeared in courts around the country, and recently argued before he Nevada Supreme Court. Mr. Huffman received his B.A. from the University of Tampa with three majors in History, Pol. Sci. and Military Science, and his J.D. from Stetson University College of Law (cum laude). Craig has attended four major Army Officer Courses as a Field Artillery Officer and JAG officer, as well as numerous law enforcement training academies and courses, including hostage negotiation, sex crimes, and numerous others. Craig became a member of the Masonic order at age 25 as well as receiving the Field Artillery St. Barbara’s Medal for outstanding abilities as an artillery officer. Craig matriculated for a master’s degree in military history.

Alex R. Stavrou - Vice President Legal Affairs, Secretary- Age 48. Mr. Stavrou has been a Licensed attorney for 24 years, Alex Reed Stavrou is a Criminal Defense, Securities and Corporate attorney with hundreds of trials and appeals. He is member of the Florida bar, and a number of other Federal Courts. Mr. Stavrou has represented numerous public companies for corporate and securities matters. Mr. Stavrou serves as compliance counsel, as well as Secretary of the Company. Mr. Stavrou completed his BA from the University of Indiana and obtained his JD the University of Kansas School of Law..

Patrick Schneider Outside Director Age 58- Patrick Schneider is an entrepreneur specializing in starting and growing a wide variety of businesses. At an early age became a master Electrician. In 1989 he started and has successfully operated an electrical contracting business with as many as one hundred employees working throughout the state of Florida. As a visionary, his Spirit for achievement has led him to be the driving force in opening two successful restaurants. He has provided venture capital and provided expertise for several start-up companies including, Worldwide Ticket & Label which became one of the largest ticket producers in the U.S. He has had ownership in more than twenty companies and currently has interest in fifteen on-going operations. Personal: Patrick is a native Floridian. He has an amazing wife, two wonderful children and a beautiful six-year-old granddaughter. On any given Saturday you will find him playing racquet ball at the highest competitive level and in the gym five days a week.

Frederick Conte- Outside Director Age 69- Throughout his senior executive career, in positions that have included President, COO, EVP, and other top leadership roles managing organizations with up to 2,300 employees, Mr. Conte have been successful in leading an international joint venture, guiding IPO efforts for 3 companies, and steering new branding strategy to transform a company from a regional to national footprint. Repeatedly, in every position and regardless of the challenges faced, he has proven ability to increase annual revenues, slash expenditures, develop competitor differentiation programs, lead acquisition integration efforts, and develop processes instrumental in positively impacting bottom-line performance. Mr. Conte attended Utica College of Syracuse University with a BA in the Field Of Study of Economics, Political Science, Business Administration. Specialties: Multi-site Operations, Strategic / Operational Planning, Joint Venture Negotiations, Regulatory Compliance, Sales and Budget Forecasting, Business Expansion, Project Management, SEC Reporting, Shareholder Relations, Loss Mitigation, P&L Management, Turnaround Management, Hypothecations/ Securitizations

G. McMahan – Outside Consultant- Media Group-Gaming and former interim CEO, Chief of Ongoing Media Operations.

Mr. McMahan specializes in being an outside consultant for TSR Media Group, for the build out of the Game, where he will become involved on funding of the Metaverse Game Project for the treasure wreck game to be built. Mr. McMahan has over twenty-five years of global leadership, executive level business development, and strategic management experience with a driving passion for leading the development and evolution of innovative and emerging technologies. Blake’s areas of expertise include marketing, strategic sales and planning, business planning and strategy, advisory economic development, public and media relations, and community and customer relations management. Bringing in over $100 million in total sales generated thru startup and enterprise environments. Mr. McMahan has a bachelor’s degree in Economics and Finance from Bentley University and a Master of Science, Management-MS Marketing from Hult International Business School. Mr. McMahan will serve as Vice President of Media, Gaming, and other operations for TSR Media upon funding and planning.

Wynn Huffman - Vice President, New Technologies-Diver - Age 23- has an AA degree, and multiple training in technologies related to multiple areas. Mr. Huffman has built out all GPS systems, computer systems, runs magnetometer surveys, and has searched and found the equipment of all tracking systems, software, and search systems. Mr. Huffman is pursuing his engineering degree and is in charge of finding and doing due diligence on new technologies. Mr. Huffman also is a certified diver and participates in operations and recoveries.

Eddie Garrido, PA, Chief Medical Officer- Age 51- Owner of Clearwater Primary Care & Aesthetics. Pinellas county premier concierge Primary Care, Aesthetics and plastic surgery practice. Mr. Garrido, while a licensed Physician’s Assistant, also has his MD. He has a multitude of field, clinical and management experience. He is also a licensed electrician and has started and managed numerous businesses, including his start as a paramedic in Miami, with Metro-Dade Fire Rescue, has a Masters in Medical Science from Nova-Southeastern Univ. and his Physicians Assistants degree from Miami-Dade College and his RN degree from Broward College. He also has owned and started a solar power and electrical company and is a private pilot. He is a certified diver and trauma specialist in cardiac care.

Tim Wilson - Sea Operations/Chief - Age - 56. Mr. Wilson is in charge of all operations involving TSR Vessels, crews and divers, including during recent operations. Mr. Wilson has over 30 years as a captain experience throughout the Caribbean and is a licensed Sea Captain for large vessels. Mr. Wilson will be in charge of off site compliance, and oversight of all vessels under contract or controlled by TSR with Queens Jewels, including security, compliance and all operations strategies and oversight of wreck targerting done with historical records of thousands of recoveries, software and GPS locations and using new technology, under archaeologist supervision and crew experience from a multitude of experts such as Greg Bounds.

Description of Property

TSR’s offices are currently located at 1501 Lake Ave. S.E. Largo, Florida, which is the location of an office held by Craig A. Huffman who is the Company’s President and Chief Financial Officer. Mr. Huffman does not charge rent for such office use and there is no lease. The mailing address for the Company is 13046 Racetrack Road, #234, Tampa, Florida 33626. The Company’s search and recovery vessel, the R/V Bellows is located at 601 Seaway Drive, Fort Pierce, FL 34949, the Company is paying $1,080 per month for dockage for the vessel. Additional dockage for vessels and such is located at Sebastian, Florida, where the Company is looking for rental space near Queens Jewels Office to be determined.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

●	Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

●	Our ability to pay significant indebtedness. We have a plan and correspondence with the funders to take out some of the short term debt out of the raise.

●	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	Our ability to manage our expansion, growth and operating expenses.

●	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

●	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under BLIS with a limited market liqgiuidity that would enlarge with our offering, and price dependent on our successes.

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our business, so there is limited track record on which to judge our business prospects and management.

We have limited operating history in exploration and salvage of historic shipwrecks upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. As well out additional game development for a treasure hunting game is a new venture, to which we have no experience and will rely upon outside contractors to develop such game and rely upon appropriate funding from this raise or other sources for such development. We also have limited operated experience in NFT metaverse or app gaming, but are attempting to alleviate that with proper contractors.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A offering, our ability to develop and market and sell recovered treasure, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success could be greatly diminished and the Company may not be able to survive. The Company does not maintain key-person insurance for this executive and does not have a contingent plan for his death or incapacity at this time. From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee. The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions. The Company has made provisions for the Board to find a suitable replacement from a field of candidates in the absence of the current President.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020 but have resumed such using locally called for protocols in 2021, including operations at sea. During the timeframe in which in- person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of Florida to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses, and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended April 30, 2020, we generated a loss of approximately ($1,245,472), bringing the accumulated deficit to approximately ($32,568,710) at April 30, 2020. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We do plan on paying off significant short term debt under such raise, allowing for take out of the majority of the funders, being GreenTree, Quick Capital, and MacRab.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful. With some or all of such funding from this offering, be believe we will be set for over two years of operations, and in revenue structure.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, $2,133,496 of long-term debt as of July 30, 2021. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $2,133,496 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $3,800,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations or commence exploration and salvage of additional historic shipwrecks.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to finance exploration and salvage of historic shipwrecks. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Craig Huffman, our president and the other chief technology officer, Wynn Huffman, and Chief of vessel operations, Tim Wilson, as well as other independently contracted directors, officers and experts, and such other key personnel. Any of our officers or employees can terminate his or her employment or contractual relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for approximately two years, only a very short period of time and may not work well together as a management team.

We may need to raise additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future if this funding is not carried out to the fullest extent. Our future capital requirements will depend on many factors, including, among others:

●	Our degree of success in generating revenue from our shipwreck salvage by marketing and selling the booty;

●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services including sales of NFT objects, sales of objects, the gaming portion of the company, purchase of Queens Jewels and operations and other potential unforeseen circumstances.

●	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. Shipwreck exploration depends upon finding the wreckage and the valuable artifacts and is a best-efforts activity by the Company. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and have a limited time of operating history since April 2020 We intend to rely on our management team, our advisors, third-party consultants, divers, ship captains, survey experts, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “Treasure & Shipwreck Recovery” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our salvaged treasure offerings and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our user’s interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the Engineering team needed to implement ever changing technology, could result in a shift in retail packaging demand, which could also adversely affect our revenues and, at the same time, increase our costs.

The salvage treasure is a luxury good so downturn in economic activity could significantly reduce the demand for goods of salvaged treasure, which could have a material adverse effect on our results of operations.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Special Risks Associated With Shipwreck Salvage Operations May Adversely Affect Our Operations And Profitability. An investment in a business such as ours should be considered highly speculative and of exceptionally high risk. Although we have access to a substantial amount of research and data in connection with our various projects, the quality and reliability of such research and data, like all research and data of its nature, is unknown and may not lead to the location of any shipwrecks or the recovery of any cargo of value. Even if we are able to plan and obtain permits for our various projects, there is a possibility that the shipwrecks may have already been salvaged or may not have had anything of value on board at the time of sinking. Even if objects of believed value are located and recovered, there is the possibility that others, including both private parties and governmental entities, asserting conflicting claims, may challenge our rights to the recovered objects. This is especially true if the artifacts have been recovered from a sovereign state’s warship. Even if we are successful in locating and retrieving objects from a shipwreck and establishing good title thereto, there can be no assurance as to the value that such objects will bring at their sale, as the market for such objects is very uncertain.

Our Research and Data May Be Unreliable. The success of a historic salvage and recovery project will be dependent upon, among other things, the research and data assembled by the Company. By its very nature, however, all such research and data regarding shipwrecks, such as those sought by us, is imprecise, incomplete and unreliable and is often composed of or effected by numerous assumptions, rumors, “legends”, historical and scientific inaccuracies and inaccurate interpretations. While we regularly face research related risks in connection with our operations, the fruits of our prior research have resulted in the discovery and recovery of certain valuable treasure and artifacts. As such, “discovery” risks have been somewhat mitigated. While we expect to recover additional valuable treasure and artifacts in these waters, no assurance is given that we will do so.

Inability to locate shipwrecks. We have compiled a thorough database of information regarding shipwrecks believed to contain highly valuable cargo. We also employ very sophisticated equipment to find these wrecks. However, our research may not be accurate and numerous factors and conditions may still seriously impair our ability to locate the targeted wrecks and recover treasure or other valuable artifacts believed to be contained thereon.

We face uncertainties in estimating the total amount of cargo that could be salvaged from any particular shipwreck. Undersea operations are often limited by environmental and other factors that could limit the amount of cargo actually recovered during any salvage operation including; heavy currents in the work area that make working conditions difficult or impossible; Poor visibility that could slow recovery operations thereby driving up costs; Condition of the wreck and how it is lying on the seabed; and degradation or collapse of the ship’s superstructure. Moreover, assuming we locate the vessels we seek, we cannot guaranty that these vessels have not already been salvaged.

Each of these factors may in fact vary considerably from the assumptions used in estimating recoverable cargo. For these reasons, estimates of economically recoverable quantities of cargo in any one particular shipwreck, and classifications of these cargos that are based on risks of the recovery and estimates of future net cash flows, may vary substantially. Actual recovery, revenues and expenditures with respect to these cargos, if any, will likely vary from estimates that we may provide, and these variances may be material. As a result, our estimates may not accurately reflect our actual cash.

Adverse weather can cause temporary shutdowns of survey and salvage operations, unpredictable rises in operating costs and materially adverse effect on the return on investment of units. Each project is scheduled to take advantage of the best weather conditions in any given area. However, weather is by its very nature unpredictable, and though great care is taken to plan operations for the best months of the year in any given area, storms, squalls, typhoons, hurricanes or localized weather patterns could force a temporary shutdown of our operations thereby increasing overall project costs, delaying our survey and salvage efforts and adversely affect the return on an investment in the Units. If the rise in operating costs is pronounced enough, our ability to continue our survey and salvage efforts could be threatened.

Vessel availability and monthly leasing cost may vary and negatively impact the return on the investment in the units. While we plan to utilize vessels that we own or possess pursuant to long term leases or agreements for use, we may need to arrange for the lease of additional vessels. Suitable salvage vessels outfitted with the technology that we require to conduct our operations may not be available or their availability may be prohibitively expensive. Their lack of availability could delay our operations and adversely affect the return on an investment in the Units and could keep us from executing our business plan.

Equipment malfunction or outright failure can lead to significant down time and negatively impact the return on investment in the shares. The marine salvage industry utilizes expensive, complex equipment in its day-to-day operations. All equipment, even well-maintained equipment, is subject to breakdown, which can cause significant delays in our daily operations. Logistical preparation attempts to have sufficient spare parts on board at any given time for major systems cannot be assured as it is not feasible to maintain an inventory of spare parts for every eventuality. Mechanical breakdown can cause significant down time and adversely affect the return on an investment in the Shares.

Market and\or seasonal variations in fuel and other costs could have adverse effect on our operations. Market fluctuations in the price of diesel fuel are a daily occurrence. Recent instabilities in the Middle East have given rise to the possibility that fuel prices could rise significantly in the future. Labor costs are also subject to significant variation. Any rise in such prices would negatively impact our operations and if pronounced enough, could require us to require additional capital to remain operational. If additional capital could not be raised, we could be forced to curtail or cease our operation.

Our Survey And Recovery Efforts May Be Affected By Natural Hazards. Underwater recovery operations are inherently difficult and dangerous and may be delayed or suspended by weather, sea conditions or other hazards. Further, our exploration season is typically limited as our operations may be undertaken more safely during certain months of the year. We cannot guaranty that we, or the entities we are affiliated with, will be able to conduct search and recovery operations only during favorable periods. Even though sea conditions in a particular search location may be somewhat predictable, the possibility exists that unexpected conditions may occur and adversely affect our operations. It is also possible that natural hazards may prevent or significantly delay our search and recovery operations.

We May Be Unable To Get Permission To Conduct Salvage Operations. It is possible that we will not be successful in obtaining title to, or permission to excavate certain wrecks. In addition, permits that are sought for the projects may never be issued, and if issued, may be revoked or not be honored by the entities that issue them. To mitigate these risks, we are initially seeking projects with fully adjudicated admiralty rights and existing recovery permits. No assurance can be given that we will successfully acquire the rights to these projects. At the existing time we do have rights within U.S. waters for operations, such rights could be pulled or terminated due to governmental or other reasons. Additional sights being targeted are not assured for rights or agreements to be established.

We may be operating in International Waters. Our operations will be subject to US and international law as well as international treaties, as we search for targeted cargo. Although we expect to operate in a manner consistent with these laws, we cannot provide any assurance that governments or others will not seek to lay claim to the treasure and artifacts that we may recover.

We May Be Unable To Establish Our Rights To Any Objects We Recover. Persons and entities with whom we are affiliated, both private and governmental, may claim title to the shipwrecks and the artifacts that we recover therefrom. Even if we are successful in locating shipwrecks and recovering artifacts therefrom, we cannot be assured that we will be able to establish our right to recovered property against the claims of governmental entities, prior owners, or other seeking to salvage the wreck claiming an interest therein. In such event we could spend a great deal of money and receive no revenue for our work.

The Market For Any Objects That We Recover Is Uncertain. Even if valuable items can be located and recovered, it is difficult to predict the price that may be realized upon the sale of the item. The value of recovered items will fluctuate with the precious metals markets, which have been highly volatile in recent years. Moreover, the introduction of a large number of these items into the market could adversely affect their scarcity and depress the market prices of these items.

We May Face Delays In The Disposition, or Sale of Recovered Objects Which May Adversely Affect Our Operations And Profitability. Recovered artifacts are typically distributed to all stakeholders of a project once a year. The methods and channels that we may use to dispose of or sell authentic recovered items are uncertain. Ready access to buyers for authentic artifacts or other valuable items that we have recovered cannot be assured. Delays in the disposition of such items could adversely affect our cash flow. However, despite such delays, we will have the opportunity to manufacture and market re-creation pieces while we are waiting for the delivery of authentic artifacts and channels for their distribution.

Market fluctuations in commodity prices can be expected. Commodity prices for precious metals vary on a daily basis. Overall profitability will be affected either positively or negatively by these fluctuations in world “spot” prices.

Objects that we recover may be stolen from us. If we identify a shipwreck to salvage and assert a valid claim to the items found thereon, there is a risk of theft of such items at sea, both before and after their recovery, by pirates, poachers, or others.

Gaming Industry Risk Factors-For Galleon Quest Game Development

Our business will suffer to some extent if our expenditure on game for Galleon Quest, if we are unable to continue to develop successful Game for mobile platforms, successfully monetize mobile game, or successfully forecast mobile launches and/or monetization. We have a proposal and letter of intent with Pure Technology, Inc. of New Jersey, and others which we will have to decide on where to so with a metaverse type game using NFT technology, which we intend upon successful funding, enough partial of this offering the proposal for game development will go into place and game development will take place. If less than the amount sought is raised, TSR will decide on going forward with the game, while limiting either its expanse of development, or limit amounts of money to be spent on some other operations in order to proceed with the Game.

Our business depends in part on developing and publishing mobile game of Galleon Quest for live online and offline player for treasure recovery, and that such consumers will download and spend time and money playing. We have devoted and we expect to continue to devote substantial resources to an extent presented, development, analytics and marketing of our mobile game, however we cannot guarantee that we will continue to develop a game that appeal to players. We may encounter difficulty in integrating features on the Galleon Quest game being developed for mobile platforms that a sufficient number of players will pay for or in sufficient quantities to effectively monetize our mobile game. The success of our game depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, competing games, new mobile platforms and the availability of other entertainment experiences. If our game is not launched on time or do not meet consumer expectations, or if they are not brought to market in a timely and effective manner, our ability to grow revenue and our financial performance will be negatively affected.

In addition to the market factors noted above, our ability to successfully develop the game for mobile platforms and our ability to achieve commercial success will depend on our ability to:

●	effectively market the mobile game to existing mobile players and new players without excess cost;

●	effectively monetize the game;

●	adapt to changing player preferences;

●	adapt the game quickly to make sure they are compatible with, and take advantage of feature sets for new releases of mobile phones and other devices;

●	expand and enhance the Galleon Quest game after the initial release;

●	attract, retain and motivate talented game designers, product managers and engineers who have experience developing games for mobile platforms;

●	partner with mobile platforms and obtain featuring opportunities;

●	adapt game feature sets for limited bandwidth, processing power and screen size of typical mobile devices;

●	minimize launch delays and cost overruns on the development of our Galleon Quest game;

●	maintain quality mobile game experience

●	compete successfully against a large and growing number of existing market participants;

●	minimize and quickly resolve bugs or outages; and

●	acquire and successfully integrate high quality mobile game assets, personnel or companies. These and other uncertainties make it difficult to know whether we will succeed in continuing todevelop successful our mobile game and launch these games in accordance with our financial plan. If we do not succeed in doing so, our business model for this particular part will suffer.

We have a relatively new history in developing and launching mobile games. As a result, we may have difficulty predicting the development schedule of our new game and forecasting bookings for a game. If launches are delayed and we are unable to monetize the mobile game in the manner that we forecast, our ability to grow revenue and our financial performance will be negatively impacted.

One primary strategy to grow our business is to develop game of Galleon Quest for smartphones and tablets and computers using the Metaverse platform. If we are not able to generate revenues and gross margins from smartphones and tablets and computers, our revenues, financial position and operating results may suffer.

As a result of the expected continued migration of users from traditional feature phones to smartphones, we intend to continue to publish our mobile game in a that are widely accepted and commercially successful on the smartphone and tablet digital storefronts (primarily Google’s Play Store, Apple’s iOS App Store, and Amazon’s Appstore for Android), as well as incur marketing-related expenditures in connection with the launch of our game on these digital storefronts. Our efforts to generate revenues derived from the game for smartphones and tablets may prove unsuccessful or, even if successful, it may take us longer to achieve revenue than anticipated because, among other reasons:

●	changes in digital storefront policies may limit our ability to use certain types of offers and other monetization techniques in our game;

●	the open nature of many of these digital storefronts increases substantially the number of competitors and competitive products and may make it more difficult for us to achieve prominent placement or featuring for our game;

●	the billing and provisioning capabilities of some smartphones are not currently optimized to enable users to purchase games or make in app-purchases, which could make it difficult for users of these smartphones to purchase games or make in-app purchases and could reduce our addressable market, at least in the short term;

●	our competitors may have substantially greater resources available to invest in developing and publishing products for smartphones and tablets;

●	these digital storefronts are relatively new markets, for which we are less able to forecast with accuracy revenue levels, required marketing and development expenses, and net income or loss;

●	the pricing and revenue models for titles on these digital storefronts are rapidly evolving; and

●	many OEMs, social networks, messaging services and carriers are developing their own storefronts which may compete with and become more successful than the storefronts on which our game is published, and we may expend time and resources developing games for storefronts that ultimately do not succeed.

We will rely heavily on key mobile infrastructure providers such as Apple, Facebook, Google and Amazon, and if we are unable to maintain to establish and have good relationship with these infrastructure providers, our business will suffer.

We will rely heavily on key mobile infrastructure providers such as Apple, Facebook, Google and Amazon. We believe that we will have good relationships with each of these infrastructure providers, but there is no assurance of such. However, if we, any of our partners, or developers violate (or if an infrastructure provider believes we, any of our partners, or developers have violated) its terms of service, that infrastructure provider could limit or terminate its relationship with us on the Game. An infrastructure provider could also limit or terminate its relationship with us if it establishes more favorable relationships with one or more of our competitors or it determines that we are a competitor. Any limitation or termination of our relationship with any of our infrastructure providers could materially adversely affect our business, financial condition or results of operations.

If we do not achieve a sufficient return on our investment with respect to efforts to develop the mobile, game for Galleon Quest for smartphones and tablets, it could negatively affect our operating results.

We believe that a significant portion of our development activities for smartphones and tablets will be focused on mobile, premium games — game that is downloadable without an initial charge, but which enable a variety of additional features to be accessed for a fee or otherwise monetized through various advertising and offer techniques. Our efforts to develop mobile, premium game for Galleon Quest for smartphones and tablets may prove unsuccessful or, even if successful, may take us longer to achieve significant revenue than anticipated because, among other reasons:

●	we have relatively limited experience in successfully developing and marketing mobile, premium games and depend on outside contractors to do so;

●	our relatively limited experience with respect to creating games that include micro-transaction capabilities, advertising and offers may cause us to have difficulty optimizing the monetization of our premium game;

●	changes in digital storefront policies that limit our ability to use certain types of offers and other monetization techniques in our game;

●	many competitors have released a significant number of mobile, premium games on smartphones, and this competition will make it more difficult for us to differentiate our game and derive significant revenues from them;

●	some of our competitors have substantially greater resources available to invest in developing and publishing mobile, premium games;

●	we intend to develop some of our mobile, premium game for Galleon Quest based upon our own intellectual property rather than well-known licensed brands and, as a result, we may encounter difficulties in generating sufficient consumer interest in our game;

●	mobile, premium games have a limited history, and it is unclear how popular this style of our treasure hunting game will become or remain or its revenue potential;

●	our strategy with respect to developing mobile, premium game for smartphones assumes that a large number of consumers will download our game because since it is free and that we will subsequently be able to effectively monetize these games via in-app purchases, offers and advertisements; however, some smartphones charge users a fee for downloading content, and users of these smartphones may be reluctant to download our premium game because of these fees, which would reduce the effectiveness of our product strategy;

●	our mobile, premium game for Galleon Quest may otherwise not be widely downloaded by consumers for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts or a failure to achieve prominent storefront featuring for such game; and

●	even if our mobile, premium game is widely downloaded, we may fail to retain users of these game or optimize the monetization of this and other games for a variety of reasons, including poor game design or quality, gameplay issues such as game unavailability, long load times or an unexpected termination of the game due to data server or other technical issues or failure to effectively respond and adapt to changing user preferences through updates to our game.

Because mobile, premium game is effectively a new product for us, we are less able to forecast with accuracy the potential revenue levels, required marketing and development expenses, and net income or loss associated with premium games. If we do not achieve a sufficient return on our investment with respect to developing and selling mobile, premium games, it will negatively affect our operating results and may require us to formulate a new business strategy.

Our business is intensely competitive and “hit” driven. If we do not deliver “hit” products and services, or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.

Competition in our industry is intense. Many new games are introduced in each major industry segment (mobile, web and PC), but only a relatively small number of “hit” titles account for a significant portion of total revenue in each segment. Our competitors range from large established companies to emerging start-ups, and we expect new competitors to continue to emerge throughout the world. If our competitors develop and market more successful products or services, offer competitive products or services at lower price points or based on payment models perceived as offering a better value proposition, or if we do not continue to develop consistently high- quality and well-received products and services, our revenue, margins, and profitability will decline.

We must continue to spend significant resources to effectively manage our business and operations.

To effectively manage our business and operations, we will need to continue to focus on spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

●	monitoring and updating our technology infrastructure to maintain high performance and minimize down time; and

●	monitoring our internal controls to ensure timely and accurate reporting of all of our operations. These enhancements and improvements will require capital expenditures and allocation of valuable management and employee resources.

Our revenue, bookings and operating margins may decline.

The industry in which we operate is highly competitive and rapidly changing and relies heavily on successful new product launches and compelling content, products and services. As such, if we fail to deliver such content, products and services, do not execute our strategy successfully or if our new content launches are delayed, our revenue, bookings and audience numbers may decline, and our operating results will suffer. In addition, we believe that our operating margin will continue to experience downward pressure as a result of increasing competition.

Our existing and potential players may be attracted to competing forms of entertainment such as offline and traditional online games, television, movies and sports, as well as other entertainment options on the Internet.

Our players face a vast array of entertainment choices. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the Internet, are much larger and more well-established markets and may be perceived by our players to offer greater variety, affordability, interactivity and enjoyment. These other forms of entertainment compete for the discretionary time and income of our players. If we are unable to sustain sufficient interest in our game in comparison to other forms of entertainment, including new forms of entertainment, our business model may no longer be viable.

Competition in our industry is intense and there are low barriers to entry.

Our industry is highly competitive, and we expect more companies to enter the sector and a wider range of mobile game to be introduced. Our competitors that develop games for networks, on both web and mobile, vary in size and include companies such as Zynga, DeNA Co. Ltd. (Japan), Electronic Arts Inc., Gameloft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Activision, Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and Epic Games.

Some of these current and potential competitors have significant resources for developing or acquiring additional games, may be able to incorporate their own strong brands and assets into their games, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact our industry. In addition, we have relatively limited experience in developing games for mobile and other platforms and our ability to succeed on those platforms is uncertain. We expect new game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications.

As there are relatively low barriers to entry to develop a mobile game, we expect new game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications. We also compete or will compete with a vast number of small companies and individuals who are able to create and launch games and other content for devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to differentiate ourselves from other developers and to compete for players without substantially increasing our marketing expenses and development costs. Increasing competition could result in loss of players, loss of talent or loss of our ability to acquire new players in a cost-effective manner, all of which could harm our business.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, data protection, consumer protection and protection of minors and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other player data, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it more costly or difficult for us to do so. For example, if a country enacted legislation that required data of their citizens gathered by online services to be held within the country, we may not be able to comply with such legislation or compliance could be so difficult or costly that we chose not to stop offering services to citizens of that country. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as players, vendors or developers, violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business.

There is No Assurance of Completion of the App Game to be Developed. The game and app to be developed under our business plan, as the technology development will rely on the money raise for the Game to be developed, under the name Galleon Quest as a treasure hunting live and in app game. There is no assurance to the adequate funding to be raised to complete such game, and no assurance of the Game being commercially viable.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

●	This is an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters other than our sponsoring brokerage. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

●	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements, or as we are registered as a 1934 Act audited Company, with all filings;

●	There may be low trading volume of our Common Stock limiting their liquidity;

●	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

●	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

●	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange we must maintain 1934 Act compliance and reporting, we must meet certain financial reporting and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and rights to warrants and the exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has been reviewed by independent professionals.

We have independent accounts and auditors, being Accell being a PCAOB audited firm for over two years, and well as accounts under contract, dependent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, they have made independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock as listed on the OTCMarkets under the Stock Symbol BLIS as a 1934 Listed company. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future may be, but our not expecting to involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering reviewed by independent professionals.

We have retained an independent professionals, including Accel, our auditors to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Although this offering covers expenditures for major investments and operation for the next projected two years, our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	actual or anticipated adverse results or delays in our research and development efforts;

●	our failure to operate our business;

●	unanticipated serious safety concerns related to our business;

●	adverse regulatory decisions;

●	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

●	changes in laws or regulations applicable to our businesses;

●	our dependence on third parties;

●	announcements of the introduction of new products by our competitors;

●	market conditions in our business sectors;

●	announcements concerning product development results or intellectual property rights of others;

●	future issuances of our Common Stock or other securities;

●	the addition or departure of key personnel;

●	actual or anticipated variations in quarterly operating results;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our failure to meet or exceed the estimates and projections of the investment community;

●	issuances of debt or equity securities;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us or our stockholders in the future;

●	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

●	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

●	ineffectiveness of our internal controls;

●	general political and economic conditions;

●	effects of natural or man-made catastrophic events;

●	other events or factors, many of which are beyond our control; and

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to our business segments;

●	any intellectual property infringement lawsuit in which we may become involved;

●	regulatory developments affecting our business and industry; and

●	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes, or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $3,800,000 and no estimated expenses, the total net proceeds to us would be $3,800,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Sunken Treasure Recovery Operations	$1,800,000	$1,350,000	$900,000		$550,000
Information Technology Development (App) Game Galleon Quest	500,000	500,000	400,000		125,000
Strategic Partnerships/Acquisitions (1)	350,000	350,000	350,000		350,000
Miscellaneous Operating Expenses(2)	1,500,000	900,000	250,000		125,000
TOTAL	$3,800,000	$3,200,000	$1,900,000	$	,850,000

(1)	This is the investment to purchase 14% of Queens Jewels and assure management agreement over QJ Site.

(2)	Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses of $37,500.00 and commissions to our broker-dealer of record of 1%.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently $0.0158 per share.

On April 30, 2021, there were an aggregate of 8,146,502 shares of Company Common Stock issued and outstanding. Our net tangible book value as of April 30, 2021, was $129,014 or $0.0158 per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $3,800,000, $2,800,000 and $1,500,000 worth of the shares offered for sale in this offering:

Funding Level	$	(Amount of Shares)	$3,800,000	$2,800,000	$1,500,000
Offering Price		$0.1500	$0.1500	$0.1500	$0.1500
Historical net tangle book value per Common Stock share before the Offering		$0.0158	$0.0158	$0.0158	$0.0158
Increase in net tangible book value per share attributable to new investors in this Offering	$		$0.1007	$0.0924	$0.0724
Net tangle book value per share, after the Offering	$		$0.1165	$0.1082	$0.0883
Dilution per share to new investors	$		$0.0335	$0.0418	$0.0617
Warrants issued per offering			6,333,333	4,666,667	2,500,000
Total warrants outstanding post offering			6,701,333	5,034,667	2,868.000

*	This is based on adding the number of shares that would be sold based on the amount of financing raised in the offering, 25,333,333 shares if $3,800,000 is raised, 18,666,667 shares if $2,800,000 is raised, 10,000,000 shares if $1,5000,000 is raised; to the number of common shares outstanding as of April 30, 2021, when the Company’s latest calculation of net book value was made; this was done rather than using the shares outstanding as of March 18, 2021 (5,717,082) to give the reader a better representation of the dilution directly resulting from the offering. No warrants outstanding at 04/30/21 or to be issued in the offering were included in the calculations of dilution.

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance; including expected recoveries,

●	our prospects for future earnings and the present state of our development; Taking over Queens Jewels percentage, our own crews own recoveries, NFT sales, auction sales, Gaming revenue, etc.

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

Treasure & Shipwreck Recovery, Inc. (“TSR” or the “Company”) was incorporated in the State of Nevada on October 24, 2016, as Beliss Corp. The Company changed its name to Treasure & Shipwreck Recovery, Inc. on June 26, 2019. TSR began full operations as a functioning, assets accumulated, treasure recovery operations and began operations including a game development as well as media development.

TSR formed TSR Holdings, Inc., a wholly owned subsidiary, on August 22, 2019, as the Company’s operating vehicle to focus on the recovery of sunken treasure from historic shipwrecks. The Company was originally focused on the development of high impact internet marketing, search engine optimization (“SEO”) software and techniques, and the development of digital properties (collectively “Internet Marketing”).

On April 6, 2020, TSR formed TSR Media Group, Inc. (“TSR Media”), a wholly owned subsidiary, in order to develop various digital media properties. TSR Media is in the process of developing, through an outside app developer, a treasure search and salvage gaming app as described above.

As of October 2020, TSR began operations on the East Coast of Florida, including extensive magnetometer work, and actions on our mother ship the R/V Bellows, for work off the East Coast on known treasure sites. In March 2021, we entered into an agreement with Gold Hound, LLC, to work on known 1715 Fleet wreck site off the Ft. Pierce and Sebastian site. Under the agreement there is a split of recovered items, with part going to the State of Florida and the site holder. Operations commenced in July 2021, and hundreds of items were recovered, including silver Spanish Coins, 4 whole intact onion jars which are very rare, a whole mucket, hundreds of cannon and musket balls, ship tools, spoons, and numerous other items. TSR was able to contract and utilize a specially built treasure recovery ship the Capitana, which was successful in these recoveries. The value of the recoveries is yet to be determined after the season occurs. We will continue operations on such site and an additional site area. TSR plans to use much of the monies raised for a couple of years of operations, both at this site, and in sights identified in other locations in and outside U.S. waters.

During such time, TSR, gained and purchased a huge amount of equipment including two state of the art GPS systems, numerous computer systems for tracking and targeting, many cabling systems, side scan sonar for use, metal detection equipment, and so much more that will render TSR one of the best equipped treasure search and salvage companies in the business.

In July 2021, TSR contracted with EyefuelPR, for a build out of all social media platforms to include those of Facebook, Instagram, Telegram, Twitter and others to bring and advertise attention to TSR’s activities, operations, gaming, recoveries, and educate the public on the treasure and gaming business.

Our season of 2021 was very productive with recovery of coins, artifacts, intact jars, and entry into gaming platform for metaverse plans to plan for many unique revenue sources which will continue into the new year, including the plan for taking over management of Queen Jewels 40 mile licensed areas, as well as the NFT sales in game and objects on NFT Platforms.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended April 30, 2021. The balance sheet as of April 30, 2021, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Summary of Results

The following discussion and analysis are intended to provide a narrative of our financial results and an evaluation of our financial condition and results of operations. The discussion should be read in conjunction with our consolidated financial statements and notes thereto. A description of our business is discussed in Item 1 of this report, which contains an overview of our business as well as the status of our ongoing project operations.

Results of Operations for the years ended April 30, 2021, and 2020:

Revenue

For the years ended April 30, 2021, and 2020, the Company generated total revenue of $0 and $0.

Operating expenses

Total operating expenses for the years ended April 30, 2021, and 2020 were $603,969 and $592,237, respectively. Operating expenses decreased approximately 1.4% in 2021 primarily due to not incurring research and development costs for the gaming app, decreased boat related expenses and a decrease in labor expenses. Consulting and accounting expenses were $286,808 during the year ended April 30, 2021, versus $106,000 for the same period in 2020, an increase of approximately 170.6%. Professional fees were $150,277 and $142,301 during the years ended April 30, 2021, and 2020, respectively, an increase of 5.6% in 2021. Depreciation expense was $48,530 during the year ended April 30, 2021, versus $15,354 during the year ended April 30, 2020, a year-over-year increase of 216%. Boat expenses were $43,963 during the year ended April 30, 2021, a decrease of approximately 60% from boat expenses of $110,586 during the year ended April 30, 2020. General and administrative expenses were $41,989 during the year ended April 30, 2021, and $56,329 during 2020, a decrease of approximately 25.5%. Labor related expenses during the year ended April 30, 2021, were $12,402 versus $41,667 during the year ended April 30, 2020, a year-over-year decrease of approximately 70%. Research and development expenses were $20,000 during the year ended April 30, 2021, versus $120,000 during the year ended April 30, 2020.

Other income (expense)

Other expenses for the years ended April 30, 2021, and 2020 were $62,333 and $0. Other expenses in 2021 were related to the write off of the remaining balance of the purchase of a website and related apps.

The Company recorded other income of $82,500 and $0 during the years ended April 30, 2021, and 2020, respectively due to the Company having received a refund on gaming app related fees under a settlement agreement.

Net Loss

The net loss for the years ended April 30, 2021, and 2020 was $583,802 and $592,237, respectively.

Liquidity and Capital Resources and Cash Requirements

On April 30, 2021, the Company had cash of $197,761. Furthermore, the Company had working capital of $91,841 as compared to a working capital deficit of $120,675 on April 30, 2020. The Company’s working capital balance increased in 2021 due to the receipt of financing from two convertible promissory notes.

During the year ended April 30, 2021, the Company used $368,872 of cash in operating activities. This is a decrease compared to $444,782 used in 2020. This decrease is due to a decrease in net loss and accounts payable, an increase in stock-based compensation, depreciation and other expenses associated with the expansion of the business.

During the year ended April 30, 2021, the Company did not use any cash in investing activities. This is a decrease compared to the year ended April 30, 2020, during which the Company used $60,390 of cash in investing activities. In 2020 the Company purchased a diving vessel and a magnetometer which were capitalized on the balance sheet as fixed assets.

During the year ended April 30, 2021, the Company had $559,955 of cash from financing activities from the sale of stock and an increase in short term loans. This was an increase compared to the $511,850 of cash from financing activities in 2020.

As of the date of this report, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. On April 30, 2021, the Company’s working capital was $91,841. The Company is in immediate need of further working capital and is seeking options including all the purchases of Queens Jewels and game development, with respect to financing, in the form of debt, equity or a combination thereof, but makes this offering. Based on its historical rate of expenditures, the Company expects to expend its available cash in less than six months from August 12, 2021.

The Company may not be able to continue as a going concern. The report of our independent auditors for the years ended April 30, 2021, and 2020 raises substantial doubt as to our ability to continue as a going concern. Our independent auditors believe, based on our financial results as of April 30, 2021, that such results raised substantial doubts about the Company’s ability to continue as a going concern. If the Company is not able to continue as a going concern, it is highly likely that all capital invested in the Company will be lost.

Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely it will be forced to cease operations and shut down its business, which would likely result in a complete loss of all capital invested in the Company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement its business plan and impede the speed of its operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company which is material. There are no lawsuits against the Company.

Property

TSR’s offices are currently located at 1501 Lake Ave. S.E. Largo, Florida, which is the location of an office held by Craig A. Huffman who is the Company’s President and Chief Financial Officer. Mr. Huffman does not charge rent for such office use and there is no lease. The mailing address for the Company is 13046 Racetrack Road, #234, Tampa, Florida 33626. The Company’s search and recovery vessel, the R/V Bellows is located at 601 Seaway Drive, Fort Pierce, FL 34949, the Company is paying $1,080 per month for dockage for the vessel, and we keep other items and matters at the location of our Captain Tim Wilson such as a small vessel, computers, GPS, and other technology items.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Craig A. Huffman	President, Treasury, CFO, & Director	55	Since April 28, 2019	40

Blake G. McMahan	Director Game Operations	32	Since March 1, 2020(1)	n/a
Frederick Conte	Outside Director	72	October 1, 2021	n/a

Patrick Schneider	Outside Director	58	October 1, 2021

(1)	was interim CEO until February 1, 2021.

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Craig A. Huffman - President, Treasury, CFO, & Director Treasure & Shipwreck Recovery Inc. Sole Director.

Mr. Huffman has over eleven years of experience in the treasure industry representing numerous treasure recovery companies, including working on permitting, and admiralty claims. He has teamed with Dr. Lee Spence to create TSR. His background includes being a Deputy Sheriff for 5 years, 20 years as an Army Reserve Officer, and 21 years as an attorney. He has acted as counsel to over 50 public companies and large-scale investors. Craig has been a public company CEO two times before for SEC fully reporting companies, besides being a director for numerous companies. He has over 100 jury trials in complex narcotics, conspiracy, white-collar area, international contracts, and numerous securities cases, he has also authored over 50 appeals. Mr. Huffman has appeared in courts around the country, and recently argued before the Nevada Supreme Court. Mr. Huffman received his B.A. from the University of Tampa with three majors in History, Political Science and Military Science, and his J.D. from Stetson University College of Law (cum laude). Craig has attended four major Army Officer Courses as a Field Artillery Officer and JAG officer, as well as numerous law enforcement training academies and courses, including hostage negotiation, sex crimes, and numerous others.

Patrick Schneider- Independent Director. Age 58. Patrick Schneider Outside Director Age 58- Patrick Schneider is an entrepreneur specializing in starting and growing a wide variety of businesses. At an early age became a master Electrician. In 1989 he started and has successfully operated an electrical contracting business with as many as one hundred employees working throughout the state of Florida. As a visionary, his Spirit for achievement has led him to be the driving force in opening two successful restaurants. He has provided venture capital and provided expertise for several start-up companies including, Worldwide Ticket & Label which became one of the largest ticket producers in the U.S. He has had ownership in more than twenty companies and currently has interest in fifteen on-going operations. Personal: Patrick is a native Floridian. He has an amazing wife, two wonderful children and a beautiful six-year-old granddaughter. On any given Saturday you will find him playing racquet ball at the highest competitive level and in the gym five days a week.

Frederick Conte- Independent Director. Throughout Fred’s senior executive career, in positions that have included President, COO, EVP, and other top leadership roles managing organizations with up to 2,300 employees, Mr. Conte has been successful in leading an international joint venture, guiding IPO efforts for 3 companies, and steering new branding strategy to transform a company from a regional to national footprint. Repeatedly, in every position and regardless of the challenges faced, Mr. Conte has proven my ability to increase annual revenues, slash expenditures, develop competitor differentiation programs, lead acquisition integration efforts, and develop processes instrumental in positively impacting bottom-line performance. Specialties: * Multi-site Operations, Strategic / Operational Planning, Joint Venture Negotiations, Regulatory Compliance, Sales and Budget Forecasting, Business Expansion, Project Management, SEC Reporting, Shareholder Relations, Loss Mitigation, P&L Management. Mr. Conte has a BA from Utica College of Syracuse University with a BA in the Field Of Study being economics, Political Science, and Business Administration Alex Stavrou-Chief Legal Counsel/Secretary. Age 48. Mr. Stavrou has been a Licensed attorney for 24 years, Alex Reed Stavrou is a Criminal Defense, Securities and Corporate attorney with hundreds of trials and appeals. He is member of the Florida bar, and a number of other Federal Courts. Mr. Stavrou has represented numerous public companies for corporate and securities matters. Mr. Stavrou serves as compliance counsel, as well as Secretary of the Company. Mr. Stavrou completed his BA from the University of Indiana and obtained his JD the University of Kansas School of Law.

G. McMahan – Outside Consultant- Media Group-Gaming and former interim CEO

Mr. McMahan specializes in being an outside consultant for TSR Media Group, for the build out of the Game, where he will become involved on funding of the Metaverse Game Project for the treasure wreck game to be built. Mr. McMahan has over twenty-five years of global leadership, executive level business development, and strategic management experience with a driving passion for leading the development and evolution of innovative and emerging technologies. Blake has areas of expertise include marketing, strategic sales and planning, business planning and strategy, advisory economic development, public and media relations, and community and customer relations management. Bringing in over $100 million in total sales generated thru startup and enterprise environments.

Mr. McMahan has a bachelor’s degree in Economics and Finance from Bentley University and a Master of Science, Management-MS Marketing from Hult International Business School.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Corporate Governance

The Company by taking on two new outside directors, have now have all such three directors, including Patrick Schneider, Frederick Conte (outsiders), and Craig A. Huffman, will now act as a compensation committee and act as an audit committee for review of all financial matters and disclosures. . Mr. Conte and Mr. Schneider act as approval and compensation committee for officers and directors. Board of Directors consists of the three directors, two of whom are independent, while Huffman as he is also an officer. The Company does use outside accounting services of Grey Wolfe Consulting to prepare financials quarterly and annually for the independent auditors of Accell our Company Auditors.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

The President, Craig A. Huffman is the father of the Chief of Technology for exploration, Wynn Huffman. Wynn Huffman handles technology sourcing, testing and is not part of Corporate level decisions. Wynn Huffman works as an independent consultant in his role, with no contract.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended April 30, 2021, and 2020, in all capacities for the accounts of our executives, including the current Interim Chief Executive Officer (CEO) and President and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig Huffman(1)	04/30/2021	—	—	—	—	—	—	—	68,000
President, CFO	04/30/2020	—	—	—	—	—	—	—	35,000

Blake McMahon(2)	04/30/2021	—	—	250,000	—	—	—	—	40,450
Interim CEO	04/30/2020	—	—	—	—	—	—	—	—

Patrick Schneider Director (3)	10/1/21	—	—	—	—	—	—	—	—

Alex R. Stavrou Chief Counsel/Secretary	10/1/21	—	—	—	—	—	—	—	—

Frederick Conte Director (3)	10/1/21	—	—	—	—	—	—	—	—

(1)	During the years ended April 30, 2021, and 2020 the Company did not pay any stock-based compensation, options, or bonuses to Mr. Huffman.

(2)	Mr. McMahon was Interim CEO until February 2021. During the years ended April 30, 2021, and 2020 the Company did not pay any stock-based compensation, options, or bonuses to Mr. McMahon. Upon agreeing to become TSR’s Interim CEO, Mr. McMahon was promised 250,000 shares of the Company’s restricted stock. These shares were not issued to Mr. McMahon until subsequent to April 30, 2021.

(3)	The Directors are paid on an accrued basis of $2,000 per month, plus bonuses, which can be converted at a discount to the market. There are no cash payment.

Narrative Disclosure to Summary Compensation Table

There are the above disclosed payments made. As of this date the President/Chairman Huffman does not have a compensatory contract, but such is before the board of directors. Huffman is paid on a per month and effort basis and has been awarded no shares as of yet since April 2019, choosing to not take shares until a contract is approved by the Board Members. McMahan, received compensation during his contract, and upon funding, it is planned he will be chief of gaming and media, and enter under a contract. The outside directors, Conte and Schneider, have right to monthly accumulation of share rights at $2,000 per month.. No other compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards or holds exercisable or exercisable options, as of the year ended April 30, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does have a compensation committee of the Board of Directors who are Directors Schneider and Conte. The Board of Directors as a whole determines other compensation for outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and President, Craig A. Huffman, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Craig A. Huffman collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Craig A. Huffman, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of August 9, 2021, there were 9,269,502 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.

This table reflects shares that were issued and outstanding as of August 9, 2021.

	Shares of	Percentage of
	common stock	common shares
	beneficially owned	beneficially owned [2]
Name and Address of Beneficial Owners [1]
Galleon Quest, LLC	1,200,000	12.91%
Battle Holdings, LLC	1,159,667	12.47%
Greentree Financial Group, Inc.	800,000	8.61%
Hela Schneider	555,000	5.97%
Carran Schneider	555,000	5.97%
Donald M. Beavers (3)	500,000	5.38%
BUA, LLC	490,000	5.27%
Peck & Gross, LLC	489,050	5.26%
All beneficial holders as group (7 persons or entities)	5,748,717	61.84%

(1)	Unless otherwise indicated, the address of each person listed below is c/o Treasure & Shipwreck Recovery, Inc., 13046 Racetrack Road, #234, Tampa, Florida 33626.

(2)	Percentages are based on 9,269,502 shares of common stock issued and outstanding at August 9, 2021.

(3)	shares held by Beavers, subject to cancellation per agreement. Issuer waiting on paperwork.

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of September 1, 2021, they collectively hold 3,275,000 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of Oct 30, 2021	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers:
Craig A. Huffman- Director President	0	0%	0%
Patrick Schneider- Director	555,000	4%	2%
Frederick Conte-Director	0	0%	0%
Alex R. Stavrou-Chief Legal/Secretary	0	0%	0%
Greater than 5% Beneficial Owners:

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of April 30, 2020, the Company had a total outstanding indebtedness of $2,726,096. This was the last time since the latest amendment to this Registration Statement that the Company issued any notes in exchange for cash or bona fide services. Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “Treasure & Shipwreck Recovery Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “Treasure & Shipwreck Recovery Inc., Recent Financing Activities.”

Common Stock

As of July 31, 2021, the Company had 75,000,000 shares of Common Stock authorized, and 9,269,502 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Transfer Agent and Registrar, Warrant Agent

The transfer agent and registrar for our Common Stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598 www.vstocktransfer.com .. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.VStock also is acting as warrant agent for such warrants offered.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders. TSR has entered into a broker dealer agreement with Dalmore Group, LLC., a New York Limited Liability Company, an SEC and FINRA registered Broker Dealer to complete all necessary due diligence, KYC, and other matters as to investors..

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all (Amount of Shares) shares of Common Stock offered hereby, (b) September 30, 2022, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is ____TBD($,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.]

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Accel Accounting of Tampa, Florida, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. All such SEC Audits and reports are available at SEC.Gov. TSR is a fully reporting 1934 Securities Act Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/BLIS/disclosure.

TREASURE & SHIPWRECK RECOVERY INC.

Treasure & Shipwreck Recovery Inc.
CONSOLIDATED BALANCE SHEETS
As of April 30, 2021, and 2020

	April 30, 2021	April 30, 2020
ASSETS
Current Assets
Cash	$197,761	$6,678
Total current assets	197,761	6,678

Fixed Assets
Fixed assets, net of depreciation	36,173	147,036
Total fixed assets	36,173	147,036

Other Assets
Trademarks	636,000	636,000
Security deposit	1,000	1,000
Total other assets	637,000	637,000

Total assets	$870,934	$790,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Accounts payable	$1,567	$55,500
Customer deposits	8,700	8,700
Convertible notes payable, net of discounts of $250,000 and $0, respectively	25,000	-
Short term loans	16,763	16,763
Related party convertible loan	53,890	46,390
Total current liabilities	105,920	127,353

Total Liabilities	105,920	127,353
Commitments and contingencies (Note 8)

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 100 shares authorized, 51 and 0 shares issued and outstanding on April 30, 2021, and 2020, respectively	-	-
Common stock, par value $0.001; 75,000,000 shares authorized, 8,146,502 and 7,396,502 shares issued and on April 30, 2021, and 2020, respectively	8,147	7,397
Common stock to be issued	312,500	79,500
Additional paid in capital	1,709,258	1,257,553
Accumulated deficit	(1,264,891)	(681,089)
Total Stockholders’ Equity	765,014	663,361

Total Liabilities and Stockholders’ Equity	$870,934	$790,714

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended April 30, 2021, and 2020

	Year ended April 30, 2021	Year ended April 30, 2020
REVENUES	$-	$-
Cost of Revenues	-	-
Gross Profit	-	-

OPERATING EXPENSES
Consulting and Accounting	286,808	106,000
General and Administrative Expenses	41,989	56,329
Professional Fees	150,277	142,301
Depreciation	48,530	15,354
Boat Expenses	43,963	110,586
Labor	12,402	41,667
Research and Development	20,000	120,000
TOTAL OPERATING EXPENSES	603,969	592,237

NET LOSS FROM OPERATIONS	(603,969)	(592,237)

OTHER (INCOME) EXPENSE
Impairment loss	(62,333)	-
Other income	82,500	-
TOTAL OTHER INCOME	20,167	-
LOSS BEFORE INCOME TAX	(583,802)	(592,237)

Provision for Income Tax	-	-

NET LOSS	$(583,802)	$(592,237)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.08)	$(0.08)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	7,527,058	7,704,742

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years ended April 30, 2021, and 2020

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Common Stock to be Issued	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, April 30, 2019	-	$-	5,035,000	$5,035	$-	$38,665	$(88,852)	$(45,152)
Sale of Stock	-	-	3,161,502	3,162	-	480,088	-	483,250
Stock compensation	-	-	100,000	100	62,500	16,900	-	79,500
Shares issued for purchase of assets	-	-	1,700,000	1,700	17,000	719,300	-	738,000
Share cancellation	-	-	(2,600,000)	(2,600)	-	2,600	-	-
Net loss	-	-	-	-	-	-	(592,237)	(592,237)
Balance, April 30, 2020	-	-	7,396,502	7,397	79,500	1,257,553	(681,089)	663,361

Issuance of preferred shares	51	-	-	-	-	202,455	-	202,455
Stock compensation	-	-	250,000	250	133,000	24,750	-	158,000
Sale of common stock	-	-	500,000	500	100,000	136,750	-	237,250
Warrants issued with debt	-	-	-	-	-	87,750	-	87,750
Net loss	-	-	-	-	-	-	(583,802)	(583,802)
Balance, April 30, 2021	51	$-	8,146,502	$8,147	$312,500	$1,709,258	$(1,264,891)	$765,014

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended April 30, 2021, and 2020

	Year ended April 30, 2021	Year ended April 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(583,802)	$(592,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	48,530	15,354
Impairment loss	62,333	-
Stock compensation	158,000	79,500
Changes in operating assets and liabilities:
Security deposit	-	(1,000)
Accounts payable	(53,933)	53,601
CASH FLOWS USED IN OPERATING ACTIVITIES	(368,872)	(444,782)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(60,390)
CASH FLOWS USED IN INVESTING ACTIVITIES	-	(60,390)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term convertible loans	50,000	-
Proceeds from related party convertible loan	7,500	28,600
Proceed from sales of common stock	300,000	483,250
Proceed from sales of preferred stock	202,455	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	559,955	511,850

NET INCREASE (DECREASE) IN CASH	191,083	6,678

Cash, beginning of period	6,678	-

Cash, end of period	$197,761	$6,678

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH OPERATING AND FINANCING ACTIVITIES:
Purchase of trademark and related graphics with 1,200,000 shares of common stock	$-	$636,000
Acquisition of website and related apps with 600,000 shares of common stock	$-	$102,000
Warrants issued with debt	$87,750	$-

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Years ended April 30, 2021, and 2020

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Treasure & Shipwreck Recovery, Inc. (“TSR” or the “Company”) was incorporated in the State of Nevada on October 24, 2016, as Beliss Corp. The Company changed its name to Treasure & Shipwreck Recovery, Inc. on June 26, 2019.

TSR formed TSR Holdings, Inc., a wholly owned subsidiary, on August 22, 2019, as the Company’s operating vehicle to focus on the recovery of sunken treasure from historic shipwrecks. The Company was originally focused on the development of high impact internet marketing, search engine optimization (“SEO”) software and techniques, and the development of digital properties (collectively “Internet Marketing”).

On April 6, 2020, TSR formed TSR Media Group, Inc. (“TSR Media”), a wholly owned subsidiary, in order to develop various digital media properties. TSR Media is in the process of developing, through an outside app developer, a treasure search and salvage gaming app. TSR Media also entered into an agreement to purchase a domain called www.flavorfullapps.com and approximately 60 food related apps that are currently listed on Amazon.com, Blackberry World and Google Play. While these agreements were cancelled in September of 2020, TSR Media Group continues to pursue a gaming app related to the search and recovery of treasure and various media rights.

Note 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Based on its historical rate of expenditures, the Company expects to expend its available cash in less than one month from August 12, 2021. Management’s plans include raising capital through the equity markets to fund operations and, eventually, the generation of revenue through its business. The Company does not expect to generate any significant revenues for the foreseeable future. On April 30, 2021, the Company had net working capital of $91,841. The Company is in immediate need of further working capital and is seeking options, with respect to financing, in the form of debt, equity or a combination thereof.

Failure to raise adequate capital and generate adequate revenues could result in the Company having to curtail or cease operations. The Company’s ability to raise additional capital through the future issuances of the common stock is unknown. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern; however, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Covid-19 Disclosure

The Company’s operations may be adversely affected by the ongoing outbreak of the coronavirus disease 2019 (“COVID-19”) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on TSR’s financial position, operations and cash flows.

Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19, then it is highly likely that it will be forced to cease operations. The impact on smaller companies such as TSR of having to cease operations due to the effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

To date TSR has not suffered any significant setback due to COVID-19 interfering with operations.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies of TSR is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements. The Company’s year-end is April 30.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of TSR Holdings, Inc. and TSR Media Group, Inc., which are wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The process of preparing consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Significant estimates for the years ended April 30, 2021, and 2020 include the useful life of property and equipment, valuation allowances against deferred tax assets and fair value of non-cash equity transactions.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

There were no cash equivalents on April 30, 2021, and 2020. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of April 30, 2021, the Company had $0 in excess of the FDIC insured limit.

Research and Development Expenses

Expenditures for research and development are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from contracts with customers. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer, Step 2: Identify the performance obligations in the contract, Step 3: Determine the transaction price, Step 4: Allocate the transaction price to the performance obligations in the contract and Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; and d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts.

For the Company’s service contracts, the services provided are considered to be one single performance obligation. Revenue and expenses are recognized as services are rendered. The average period for satisfying the performance obligation is three months. The Company has analyzed all of its contracts and can confirm that all the requirements are considered in these contracts:

1)	The contracts with customers were identified;

2)	The performance obligation was the creation of a website and the provision of SEO-optimization and other services for this site;

3)	The transaction price was determined;

4)	The Company has only one performance obligation, so the whole transaction price is related to this performance obligation;

5)	The revenue was recognized when the performance obligation had been satisfied.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Basic Loss per Share

The Company has adopted the Financial Accounting Standards Board (“FASB”) ASC 260-10, which provides for the calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.

The potentially dilutive common stock equivalents for the years ended April 30, 2021, and 2020 were excluded from the dilutive loss per share calculation as they would be antidilutive due to the net loss. As of April 30, 2021, and 2020, there were approximately 3,137,596 and 16,869 shares of common stock underlying our outstanding convertible notes payable and warrants, respectively.

Fair Value of Financial Instruments

The carrying amounts of financial assets and liabilities, such as cash, accounts payable, short-term loans, and the Company’s related party convertible loan from a shareholder approximate their fair values because of the short maturity of these instruments.

Fixed Assets

Fixed assets are recorded at historical cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Gains and losses upon disposition are reflected in the consolidated statements of operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred. Currently the Company’s only assets are a diving vessel and a magnetometer. They are being depreciated over three-to-twelve-year useful lives.

Impairment of Long-Lived and Intangible Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company uses market quotes, if available or an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable. On April 30, 2021, the Company recognized an impairment loss of $62,333 on a website and related apps that were acquired during the year ended April 30, 2020. Identified intangible assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company’s existing intangible assets consists solely of trademarks.

Stock Based Compensation to Employees and Service Providers

The Company recognizes all share-based payments to employees and service providers, including grants of employee stock options, as compensation expense in the consolidated financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or immediately if the share-based payments vest immediately.

Convertible Notes Payable

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. ASC 470-10 addresses classification determination for specific obligations, such as short-term obligations expected to be refinanced on a long-term basis, due-on-demand loan arrangements, callable debt, sales of future revenue, increasing rate debt, debt that includes covenants, revolving credit agreements subject to lock-box arrangements and subjective acceleration clauses. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Customer Deposits

Customer deposits discloses an amount paid by a customer prior to the Company providing it with goods or services. The Company has an obligation to provide the goods or services to the customer or to return the money. The Company had $8,700 in customer deposits as of April 30, 2021, and 2020.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

All other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 4 – FIXED ASSETS

Fixed assets on April 30, 2021, and 2020 are summarized below:

Fixed Assets	April 30, 2021	April 30, 2020
Website and Cooking Apps	$-	$102,000
Diving Vessel	36,390	36,390
Magnetometer	24,000	24,000
Accumulated Depreciation	(24,217)	(15,354)
Fixed Assets, Net	$36,173	$147,036

Depreciation expense was $48,530 and $15,354 for the years ended April 30, 2021, and 2020, respectively.

TSR Media Group, Inc. entered into an App Company and App Purchase agreement with an individual on February 12, 2020, to purchase a website, www.flavorfullapps.com as well as 50 related recipe and cooking apps. Under the original terms of the agreement TSR agreed to pay the individual 300,000 shares of restricted common stock. The agreement was amended on April 26, 2020, to increase the shares amount paid for the website and apps to 600,000 shares of restricted common stock, reflecting the current market value of TSR’s share price as well as additional consideration for the individual assisting with redoing the website and consulting for new apps. The purchase of the website and associated apps was valued at $102,000 based on fair value of TSR’s shares on the date of the amended purchase agreement. During the year ended April 30, 2021, TSR Media Group, Inc. and the seller of the website and cooking apps entered into a Mutual Release and Settlement Agreement where the seller of the website and the related cooking apps agreed to unwind the original App Company and App Purchase agreement. Under the terms of the agreement, TSR agreed to give back the website and the cooking apps to the seller and the seller agreed to return 500,000 shares of restricted stock to TSR’s control for cancellation and to waive any claim to the 100,000 shares that had not yet been issued. On April 30, 2021, the Company wrote down the remaining balance of the website and cooking apps balance to $0 and recorded an impairment loss of $62,333.

Note 5 – PURCHASE OF TRADEMARK, GRAPHICS, RELATED MEDIA AND PRODUCT MATERIALS

The Company entered into a Trademark and Usage Purchase Agreement with Galleon Quest, LLC (“GQ”), a privately held limited liability company, on March 5, 2020.

Under the terms of the Trademark and Usage Purchase Agreement, the Company agreed to issue 1,200,000 shares of its restricted common stock to GQ in exchange for the acquisition of a registered trademark and all other developed graphics, including for gaming, web site and all other material for television, multimedia, gaming, food and products such as beverages, and all other issues. In addition, the Company agreed that GQ shall retain the right to ten percent of the gaming rights and five percent of the television media revenue, which shall be for rights of the gaming name rights, as used in all apps, online or other gaming as owned by TSR and any television related media. All shares issued by both parties under the agreement have all rights and entitlements as the common stock of every other shareholder of such share class.

The purchase of the trademark and related graphics and materials was valued at $636,000 based on fair value of TSR’s shares on the date of the Trademark and Usage Purchase Agreement.

Note 6 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable

During the year ended April 30, 2021, the Company entered into the following convertible notes payable:

The following table reflects the convertible notes payable as of April 30, 2021, and 2020:

	Issue Date	Maturity Date	April 30, 2021	April 30, 2020	Rate	Conversion Price
			Principal Balance	Principal Balance
Convertible notes payable
	04/22/21	04/26/22	$250,000	$-	10.00%	0.10
	04/26/21	04/26/22	25,000	-	10.00%	0.10
Face value			275,000	-

Less unamortized discounts			250,000	-

Balance convertible notes payable			$25,000	$-

The convertible notes payable are convertible into a fixed number of shares and with no down round protection features. The Company accounted for the beneficial conversion features based on the intrinsic value at the date of issuance. During the years ended April 30, 2021, and 2020, the Company recognized beneficial conversion features totaling $225,000 and $0, respectively. The discount from the beneficial conversion features are being amortized through charges to interest expense over the term of the convertible notes payable. The Company did not record any interest expense related to the amortization of debt discounts for the years ended April 30, 2021, and 2020.

New Convertible Notes Payable Issued During the Years Ended April 31, 2021, and 2020

On April 22, 2021, the Company entered into a convertible note payable with a corporation. The note payable, with a face value of $250,000, including a $25,000 original issue discount, bears interest at 10.0% per annum and is due on April 26, 2022. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at a fixed conversation rate of $0.10. The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

On April 26, 2021, the Company entered into a convertible note payable with a corporation. The note payable, with a face value of $25,000, bears interest at 10.0% per annum and is due on April 26, 2022. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at a fixed conversation rate of $0.10. The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

Short Term Loans

As of April 30, 2021, and 2020, the Company had loans totaling $16,763 with two non-related parties, a loan in the amount of $14,063 and a loan in the amount of $2,700. These loans are unsecured, non-interest bearing and due on demand.

Related Party Loan

As of April 30, 2021, an officer of the Company has provided a loan to TSR under a convertible promissory note. This convertible promissory note is unsecured, non-interest bearing, and is convertible into common shares of the Company stock at $2.75 per share and due on demand. The balance due to the officer was $53,890 as of April 30, 2021, and $46,390 as of April 30, 2020.

Note 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock, $0.001 par value per share.

Common Stock Issuances

During the year ended April 30, 2021, the Company issued or was to issue the following shares of restricted common stock:

-	687,500 shares of restricted common stock issued for cash in the amount of $237,250, of which 187,500 shares are still to be issued as of April 30, 2021;

-	250,000 shares of restricted common stock valued at $25,000 to a consultant for services provided. The Company determined the fair value of the shares issued using the stock price on date of grant or issuance. Compensation expense is recognized as the services are provided to the Company; and

-	350,000 shares to be issued as stock compensation valued at $133,000.

The Company is in the process of cancelling the shares issued to an individual from the cancelled Southern Amusement transaction. All such shares are held in escrow for cancellation under the Company’s Counsel and President.

During the year ended April 30, 2020, the Company issued or was to issue the following shares of restricted common stock:

-	3,161,502 shares under subscription agreements for total proceeds of $483,250.

-	100,000 restricted shares of common stock valued at $17,000 were issued to a consultant for work related to website development, Internet hosting and related development and programming work. The Company determined the fair value of the shares issued using the stock price on date of grant or issuance. Compensation expense is recognized as the services are provided to the Company. For the year ended April 30, 2020, the $17,000 stock compensation for expense was included in general and administrative expenses on the consolidated statements of operations.

-	250,000 shares remaining to be issued on April 30, 2020, valued at $62,500 under an agreement with an individual who agreed to perform services as TSR’s interim CEO.

-	A total of 1,700,000 shares issued for purchase of assets. 1,200,000 shares of the Company’s restricted common stock were issued under a Trademark and Usage Purchase Agreement dated March 5, 2020, See Note 5 Purchase of Trademark, Graphics, Related Media and Product Materials. 500,000 shares of the Company’s restricted common stock were issued for the development of a treasure related gaming app, see Note 4 Fixed Assets, with 100,000 shares remaining to be issued.

-	2,600,000 shares of common stock were returned and cancelled. The shares were owned by one of the principals involved in the Southern Amusement transaction which was unwound and were originally acquired in a private transaction. There was no consideration paid for these shares.

Preferred Shares

On May 1, 2020, the Board of Directors of TSR designated 2,000,000 shares of the total 75,000,000 shares authorized to be designated as Preferred Class Shares, with such class to be designated by class and preferences by the Board of Directors. On the same day the Company’s Board authorized the creation of 100 Series A preferred shares.

Series A Preferred Stock

The Series A Preferred Share will exist in one hundred (100) Preferred A Shares authorized, maximum. Each Series A Preferred Share will cost $4,000, with a three-share minimum purchase ($12,000) to accredited investors only in a Preferred Class A Share Agreement. Each Series A Preferred share gets .2% of TSR Game Net Profit, after deductions for costs and other distributions below. Each Series A Preferred Share will continue to exist, unless the game app is sold to another entity, at which time the Series A Preferred Shareholders will receive their same percentage of the TSR net sales proceeds price. All hosting and sales platforms costs, developer costs, marketing and advertising costs, game improvement costs, costs of hosting on servers either internally or outside the company, store costs and all other sources of cost are excluded from any net that a designer would receive for game build out and maintaining the game, advertising and marketing, which shall be fees excluded from all gross revenues before revenue and profit for TSR. TSR has or will have partnerships with game developers which may gain a percent of the revenue for the game which may deduct from the TSR portion, and the Preferred A Shareholders’ revenue. The Series A Preferred Shares have no voting rights, and no rights to ordinary dividends that other share classes may receive, the Preferred Series A Shares shall each be entitled to such revenue rights only as stated above. The Series A Preferred Shares are not convertible into any other shares of the Company’s stock. Such shares shall be transferable with consent of the Company.

During the year ended April 30, 2021, the Company issued 51 shares of Series A preferred shares for total proceeds of $202,455.

Warrants

During the years ended April 30, 2021, and 2020, the Company issued 368,000 and 0 warrants, respectively.

The following table shows the warrants outstanding at April 30, 2021, and 2020:

	Number of	Weighted Average	Weighted Average	Average
	Warrants	Exercise Price	Remaining Life (Years)	Intrinsic Value
Outstanding, April 30, 2020	-	-	-	$-
Granted	368,000	0.25	5.00	0.11
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding, April 30, 2021	368,000	0.25	5.00	0.11
Exercisable, April 30, 2021	368,000	0.25	5.00	$0.11

On April 26, 2021, the Company issued 368,000 common stock warrants to a lender under the terms of a convertible note payable agreement. The warrants vested 100% at the time that they were issued, have an exercise price of $0.25 per share and expire April 26, 2026. The warrants granted were fair valued at $87,750 using the Black-Scholes option pricing model with the following variables: annual dividend yield 0%; expected life of 5 years; risk fee rate of return 0.86%; and expected volatility of 500%.

Note 8 – COMMITMENTS AND CONTINGENCIES

Finder’s Agreement

In April of 2021, TSR entered into an agreement with a corporation that is a registered broker dealer. The term of the agreement is for 120 days. Under the terms of the agreement, the Company agreed to pay a finder’s fee to the broker dealer upon receiving financing from any investor that was introduced by the broker dealer. The finder’s fee will be paid in cash equal to 5% (2% for pre-existing relationships) of the gross proceeds of an equity/convertible debt transaction and/or cash equal to 3% of the gross proceeds of a non-convertible debt transaction. The Company also agreed to pay the broker dealer non-callable warrants equal to 5% (2% preexisting relationships) warrant coverage of any financing received. The broker dealer will also be entitled to receive a fee of 6% for any licensing, joint venture or merger that results from an introduction made to the Company by the broker dealer. No fees will be paid unless the Company actually receives the financing. If during the twenty-four-month period following termination of the agreement, any party introduced enters into an agreement to purchase securities from the Company, then the Company will pay the finder’s fee.

Partnering Agreement

In April of 2021, TSR entered into an agreement with a limited liability company and an individual consultant who controls the limited liability company for both services and the rights to treasure that is successfully recovered in a known shipwreck area. The term of the agreement is for a minimum of one year. Under the terms of the agreement TSR and the consultant agreed:

1.	That the consultant has rights as a third party to certain known treasure sites controlled through a third party. Such rights exist under such agreement between the consultant and the company owning such rights. The consultant has been working such site area for an extensive period, and has produced finds of artifacts, as well as other scanned, researched, and targeted areas for further search and recovery.

2.	The consultant is agreeing to take capital in, as well as contributions of available and as available, boats, crew and equipment, which TSR may have in exchange for a percentage of recovery from such site, which the consultant is entitled to from recoveries made. TSR shall receive that portion set out below for such investment of funds.

3.	The consultant, agreed to enter into a partnership for such shipwreck noted above where the consultant will work, in exchange for 25% of the net due to the consultant from finds made, during the time period of this agreement, in exchange for $50,000, payable in monthly amounts starting at the time of the first payment. Each payment of $10,000 shall entitle TSR to 5% of such net proceeds up to the 25% of the net due to the consultant. Such net, means that amount after the State of Florida proceeds, and the amount due to the owner of the shipwreck site. Such amount of investment shall entitle TSR to such share for a period to December 31, 2021. In addition, after a two-month term of this agreement, TSR will award the consultant 100,000 common shares of restricted stock, and additional shares upon success at the discretion of TSR. During the year ended April 30, 2021, the Company has paid a total of $20,000.

4.	TSR shall also contribute, on a project and availability basis, for such operations, supporting vessels through TSR, to include the RV Bellows, with appropriate crew, and use for project site use, for survey use, etc. to support operations directed by the consultant on site from number 1 above, as well as addressed below. TSR shall have the right to contribute crew, technical, divers or other persons to observe and participate on such ventures.

5.	Additional sites which may be identified by the consultant for future joint ventures which have not been explored, within or outside the state of Florida waters, where TSR shall provide capital and other materials, crew and vessels, to be agreed upon by the Parties, but wherein TSR if funding such ventures, shall be entitled to 50% of such finds, sites and artifacts.

Operations Manager’s Agreement

In October 2020, TSR entered into an agreement with an individual consultant to be the Company’s operations manager for site selection and operational oversight. The term of the agreement is for a minimum of one year. The services to be rendered, on an as needed basis include selection for sites, and personnel for diving for recovery operations, assistance in the selection of personnel, contractors, and parties for wreck site scanning, search operations, and recovery operations of wreck sites, analysis and review of shipwreck sites, interaction with state and governmental authorities as necessary for wreck site approval and operations, and at the option of TSR participate in and have the right to appear in media productions involving the Company. There are additional terms in the agreement where the Company has agreed to pay to the consultant shares of its restricted common stock for successfully locating treasure.

Treasure Game App Development and Ownership Memorandum of Understanding and Agreement

On February 10, 2020, TSR Media entered into an agreement with a game app developer to develop a gaming app based on treasure search and salvage. The gaming developer agreed to provide programmers and developers to complete the game. Under the terms of the agreement TSR Media agreed to pay the gaming developer a total fee of $240,000. TSR Media also agreed that the developer would receive thirty percent of the profits from the game with profits being defined as revenues calculated after distribution platforms receive their portion of gross sales and costs paid for game hosting services. TSR Media and the app developer agreed that the game will be developed for a final product within four to six months, with a launch goal in the year 2020. TSR Media and the app developer agreed that they will pay a continuing development fee to expand, improve and upgrade the game.

In September of 2020, TSR Media and the game app developer entered into a Mutual Release and Settlement Agreement and agreed to unwind the Treasure Game App Development and Ownership Memorandum of Understanding and Agreement. Under the terms of the Mutual Release and Settlement Agreement, the game app developer agreed to pay TSR Media $50,000. Additionally, the outstanding amount owed by TSR Media, $32,500, was cancelled. TSR Media does not owe any further payments or fees to the game app developer and the Settlement Agreement concludes all business between the parties. The $82,500 was recorded as other income on the consolidated statements of operations.

Trademark and Usage Purchase Agreement Gaming and Media Rights Payments

TSR entered into a Trademark and Usage Purchase Agreement on March 5, 2020, see Note 5 Purchase of Trademark, Graphics, Related Media and Product Materials. Under the terms of the agreement TSR is obligated to pay ten percent of the gaming rights and five percent of television media revenue, which shall be for rights of the gaming name rights, as used in all such app, online or other gaming as owned by TSR and any television related media.

Note 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position on April 30, 2021, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties on April 30, 2021. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance on April 30, 2021, and 2020 was $265,627 and $143,029, respectively. The net change in valuation allowance during the years ended April 30, 2021, and 2020 were $122,598 and $124,370, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2021, and 2020. All tax years since inception remains open for examination only by taxing authorities.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% for 2021 and 2020:

	For the Year Ended	For the Year Ended
	April 30, 2021	April 30, 2020
Income tax at federal statutory rate	21.00%	21.00%
Valuation allowance	(21.00)%	(21.00)%
Income tax expense	-	-

The Company has a net operating loss carryforward for tax purposes totaling $1,227,558 on April 30, 2021, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of April 30, 2021	As of April 30, 2020
Non-current deferred tax assets:
Net operating loss carryforward	$1,264,891	$681,089
Tax rate	21%	21%
Deferred tax asset	265,627	143,029
Valuation allowance	(265,627)	(143,029)
Net deferred tax assets	$-	$-

The Company is currently in the process of gathering the information necessary for filing tax returns for past years, due to the Company’s lack of revenue since inception management does not believe that there is any income tax liability for past years.

Note 10 – RELATED PARTY TRANSACTIONS

As of April 30, 2021, an officer of the Company has provided a loan to TSR under a convertible promissory note. This convertible promissory note is unsecured, non-interest bearing, and is convertible into common shares of the Company stock at $2.75 per share and due on demand. The balance due to the officer was $53,890 as of April 30, 2021, and $46,390 as of April 30, 2020.

During the years ended April 30, 2021, and 2020, the Company paid its President $68,000 and $35,000, respectively, for services provided which are included in professional fees on the consolidated statements of operations.

During the years ended April 30, 2021, and 2020, the Company paid its former Interim CEO $40,450 and $0, respectively, for services provided which are included in consulting and accounting fees on the consolidated statements of operations.

During the years ended April 30, 2021, and 2020, the Company paid an individual related to the Company’s President $500 and $0, respectively, in consulting fees for assistance with the Company’s information technology, computer set up and maintenance.

Note 11 – SUBSEQUENT EVENTS

Subsequent to April 30, 2021, the Company entered into the following convertible notes payable:

1)	A convertible notes payable due May 5, 2022, in the principal amount of $150,000 with a 10% per annum interest rate and convertible into shares of common stock at a rate of $0.10;

2)	A convertible notes payable due May 7, 2022, in the principal amount of $100,000 with a 10% per annum interest rate and convertible into shares of common stock at a rate of $0.10; and

3)	A convertible notes payable due May 19, 2022, in the principal amount of $150,000 with a 10% per annum interest rate and convertible into shares of common stock at a rate of $0.10.

Subsequent to April 30, 2021 the Company issued the following shares of restricted common stock:

-	600,000 shares total financing fees for two convertible promissory notes with an approximate value of $165,000 based on the price of the Company’s stock the date of the issuance of the shares; and

-	550,000 compensatory shares to three separate parties with an approximate value of $156,500 based prince of the Company’s stock on the date of the issuance of the shares.

Treasure & Shipwreck Recovery Inc.

CONSOLIDATED BALANCE SHEETS

As of April 30, 2020 and 2019

	April 30, 2020	April 30, 2019
ASSETS
Current Assets
Cash	$6,678	$-
Total current assets	6,678	-

Other Assets
Fixed assets, net of depreciation	147,036	-
Trademarks	636,000	-
Security deposit	1,000	-

Total assets	$790,714	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable	$55,500	$1,899
Customer deposits	8,700	8,700
Short term loans	16,763	16,763
Related party convertible loan	46,390	17,790
Total current liabilities	127,353	45,152

Total Liabilities	127,353	45,152

Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 7,396,502 and 5,035,000 shares issued and outstanding	7,397	5,035
Common stock to be issued	79,500	-
Additional paid in capital	1,257,553	38,665
Accumulated deficit	(681,089)	(88,852)
Total Stockholders’ Equity (Deficit)	663,361	(45,152)

Total Liabilities and Stockholders’ Equity (Deficit)	$790,714	$-

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended April 30, 2020 and 2019

	Year ended April 30, 2020	Year ended April 30, 2019
REVENUES	$-	$14,150
Cost of Revenues	-	-
Gross Profit	-	14,150

OPERATING EXPENSES
Professional Fees	142,301	13,735
Research and Development	120,000	-
Boat Expenses	110,586	-
Consulting and Accounting	106,000	8,523
General and Administrative Expenses	56,329	36,908
Labor	41,667	-
Depreciation	15,354	3,566
TOTAL OPERATING EXPENSES	592,237	62,732

NET LOSS FROM OPERATIONS	(592,237)	(48,582)

Provision for Income Tax	-	-

NET LOSS	$(592,237)	$(48,582)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.08)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	7,704,742	5,035,000

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Years ended April 30, 2020 and 2019

	Common Stock		Common Stock to be	Additional Paid-in	Deficit	Total Stockholders’ Equity
	Shares	Amount	Issued	Capital	Accumulated	(Deficit)
Balance, April 30, 2018	5,035,000	$5,035	$-	$38,665	$(40,270)	$3,430

Net loss	-	-	-	-	(48,582)	(48,582)

Balance, April 30, 2019	5,035,000	5,035	-	38,665	(88,852)	(45,152)

Sale of stock	3,161,502	3,162	-	480,088	-	483,250
Stock compensation	100,000	100	62,500	16,900	-	79,500
Shares issued for purchase of assets	1,700,000	1,700	17,000	719,300	-	738,000
Share cancellation	(2,600,000)	(2,600)	-	2,600	-	-

Net loss	-	-	-	-	(592,237)	(592,237)

Balance, April 30, 2020	7,396,502	$7,397	$79,500	$1,257,553	$(681,089)	$663,361

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended April 30, 2020 and 2019

	Year ended April 30, 2020	Year ended April 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(592,237)	$(48,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,354	3,566
Stock compensation	79,500	-
Loss on disposal of fixed assets	-	17,720
Changes in operating assets and liabilities:
Prepaid expenses	-	950
Security deposit	(1,000)	-
Accounts payable	53,601	(6,601)
Customer deposits	-	1,700
CASH FLOWS USED IN OPERATING ACTIVITIES	(444,782)	(31,247)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(60,390)	-
CASH FLOWS USED IN INVESTING ACTIVITIES	(60,390)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in short term loans	-	6,200
Increase in related party convertible loan	28,600	17,790
Proceed from sales of common stock	483,250	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	511,850	23,990

NET INCREASE (DECREASE) IN CASH	6,678	(7,257)

Cash, beginning of period	-	7,257

Cash, end of period	$6,678	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH OPERATING AND FINANCING ACTIVITIES:
Purchase of trademark and related graphics with 1,200,000 shares of common stock	$636,000	$-
Acquisition of www.flavorfullapps.com with 600,000 shares of common stock	102,000	-

See accompanying notes to the consolidated financial statements.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Treasure & Shipwreck Recovery, Inc (“TSR” or the “Company”). was incorporated in the State of Nevada on October 24, 2016 as Beliss Corp. The Company changed its name to Treasure & Shipwreck Recovery Inc. on June 26, 2019.

TSR formed TSR Holdings, Inc., a wholly owned subsidiary, on August 22, 2019 as the Company’s operating vehicle to focus on the recovery of sunken treasure from historic shipwrecks. The Company was originally focused on the development of high impact internet marketing, search engine optimization (“SEO”) software and techniques, and the development of digital properties (collectively “Internet Marketing”).

On April 6, 2020, TSR formed TSR Media Group, Inc. (“TSR Media”), a wholly owned subsidiary, in order to develop various digital media properties. TSR Media is in the process of developing, through an outside app developer, a treasure search and salvage gaming app. TSR Media also entered into an agreement to purchase a domain called www.flavorfullapps.com and approximately 60 food related apps that are currently listed on Amazon.com, Blackberry World and Google Play.

Note 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Based on its historical rate of expenditures, the Company expects to expend its available cash in less than one month from August 13, 2020. Management’s plans include raising capital through the equity markets to fund operations and, eventually, the generation of revenue through its business. The Company does not expect to generate any significant revenues for the foreseeable future. At April 30, 2020, the Company had a net working capital deficit of $120,675. The Company is in immediate need of further working capital and is seeking options, with respect to financing, in the form of debt, equity or a combination thereof.

Failure to raise adequate capital and generate adequate revenues could result in the Company having to curtail or cease operations. The Company’s ability to raise additional capital through the future issuances of the common stock is unknown. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern; however, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Covid-19 Disclosure

The Company’s operations may be adversely affected by the ongoing outbreak of the coronavirus disease 2019 (“COVID-19”) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on TSR’s financial position, operations and cash flows.

Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19, then it is highly likely that it will be forced to cease operations. The impact on smaller companies such as TSR of having to cease operations due to the effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies of TSR is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements. The Company’s year-end is April 30.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of TSR Holdings, Inc. and TSR Media, which are wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The process of preparing consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Significant estimates for the years ended April 30, 2020 and 2019 include useful life of property and equipment, valuation allowances against deferred tax assets and fair value of non cash equity transactions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. The Company had $6,678 of cash as of April 30, 2020 and $0 as of April 30, 2019.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

There were no cash equivalents at April 30, 2020 and 2019. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of April 30, 2020, the Company had $0 in excess of the FDIC insured limit.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. The Company incurred research and development expenses of $120,000 and $0 for the years ended April 30, 2020 and 2019, respectively.

Revenue Recognition

Effective May 1, 2018, the Company adopted the guidance of ASC 606, Revenue from contracts with customers. The implementation of ASC 606 did not have a material impact on the Company’s financial statements as the Company previously recognized revenue when the performance obligation for customers had been satisfied. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; and d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. The Company’s previous revenue was derived from providing high impact internet marketing to Internet based businesses and small businesses seeking to create websites and provide better search engine optimization (“SEO”) software and techniques to small Internet based businesses and people seeking to create websites.

The new revenue recognition standard has not had an impact on the Company since the Company has not generated any revenues during the year ended April 30, 2020.

For the Company’s service contracts, the services provided are considered to be one single performance obligation. Revenue and expenses are recognized as services are rendered. The average period for satisfying the performance obligation is three months. We have analyzed all of our contracts and can confirm that all the requirements are considered in these contracts:

1) The contracts with customers were identified;

2) The performance obligation was the creation of a website and the provision of SEO-optimization and other services for this site;

3) The transaction price was determined;

4) The Company has only one performance obligation, so the whole transaction price is related to this performance obligation;

5) The revenue was recognized when the performance obligation had been satisfied.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Basic Loss per Share

The Company computes loss per share in accordance with Financial Accounting Standards Board (FASB) ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of April 30, 2020 and 2019, there were no potentially dilutive debt or equity instruments issued or outstanding.

Fair Value of Financial Instruments

The carrying amounts of financial assets and liabilities, such as cash, accounts payable, short term loans, and the Company’s related party loan from a shareholder approximate their fair values because of the short maturity of these instruments.

Fixed Assets

Fixed assets are recorded at historical cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Gains and losses upon disposition are reflected in the consolidated statements of operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred. Currently the Company’s only assets are a diving vessel and a magnetometer which were both purchased in fiscal year 2020 and are being depreciated over ten and three year useful lives, respectively.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Impairment of Long-Lived and Intangible Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. We periodically evaluate whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, we use market quotes, if available or an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable. We did not recognize impairment on its long-lived assets during the years ended April 30, 2020 or 2019. Identified intangible assets are reviewed for impairment at least annually, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Our existing intangible assets consist solely of a website and related software applications.

Stock Based Compensation to Employees and Service Providers

We recognize all share-based payments to employees and service providers, including grants of employee stock options, as compensation expense in the financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or immediately if the share-based payments vest immediately.

Customer Deposits

Customer deposits discloses an amount paid by a customer prior to the Company providing it with goods or services. The Company has an obligation to provide the goods or services to the customer or to return the money. The Company had $8,700 in customer deposits as of April 30, 2020 and 2019.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

All other recent accounting pronouncements issued by the Financial Accounting Standards Board, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Note 4 – FIXED ASSETS

Fixed assets at April 30, 2020 and 2019 are summarized below:

Fixed Assets	April 30, 2020	April 30, 2019
App	$102,000	$-
Diving Vessel	36,390	-
Magnetometer	24,000	-
Accumulated Depreciation	(15,354)	-
Fixed Assets, Net	$147,036	$-

Depreciation expense was $15,354 and $3,566 for the years ended April 30, 2020 and 2019, respectively. Depreciation expense for the year ended April 30, 2020 are related to the diving vessel, the magnetometer, and the app. Depreciation expense for the year ended April 30, 2019 was for furniture and office equipment that the Company wrote down to a balance of $0 at April 30, 2019.

TSR Media entered into an App Company and App Purchase agreement with an individual on February 12, 2020 to purchase a website, www.flavorfullapps.com as well as 50 related recipe and cooking apps. Under the original terms of the agreement TSR agreed to pay the individual 300,000 shares of restricted common stock. The agreement was amended on April 26, 2020 to increase the shares amount paid for the website and apps to 600,000 shares of restricted common stock, reflecting the current market value of TSR’s share price as well as additional consideration for the individual assisting with redoing the website and consulting for new apps. The purchase of the website and associated apps was valued at $102,000 based on fair value of TSR’s shares on the date of the amended purchase agreement.

Note 5 – PURCHASE OF TRADEMARK, GRAPHICS, RELATED MEDIA AND PRODUCT MATERIALS

The Company entered into a Trademark and Usage Purchase Agreement with Galleon Quest, LLC (“GQ”), a privately held limited liability company, on March 5, 2020.

Under the terms of the Trademark and Usage Purchase Agreement, the Company agreed to issue 1,200,000 shares of its restricted common stock to GQ in exchange for the acquisition of a registered trademark and all other developed graphics, including for gaming, web site and all other material for television, multimedia, gaming, food and products such as beverages, and all other issues. In addition, the Company agreed that GQ shall retain the right to ten percent of the gaming rights and five percent of the television media revenue, which shall be for rights of the gaming name rights, as used in all app, online or other gaming as owned by TSR and any television related media. All shares issued by both parties under the agreement have all rights and entitlements as the common stock of every other shareholder of such share class.

The purchase of the trademark and related graphics and materials was valued at $636,000 based on fair value of TSR’s shares on the date of the Trademark and Usage Purchase Agreement.

Note 6 – NOTES PAYABLE

Related Party Convertible Loan

As of April 30, 2020, an officer of the Company has provided a loan to TSR under a convertible promissory note. This convertible promissory note is unsecured, non-interest bearing, and is convertible into common shares of the Company stock at $2.75 per share and due on demand. The balance due to the officer was $46,390 as of April 30, 2020, and $17,790 as of April 30, 2019.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Short Term Loans

As of April 30, 2020 and 2019, the Company had loans totaling $16,763 with two non-related parties, a loan in the amount of $14,063 and a loan in the amount of $2,700. These loans are unsecured, non-interest bearing and due on demand.

Note 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock, $0.001 par value per share.

Common Stock Issuances

During the year ended April 30, 2020, the Company issued or was to issue the following shares of restricted common stock:

-	3,161,502 shares under subscription agreements for total proceeds of $483,250.

-	100,000 restricted shares of common stock valued at $17,000 were issued to a consultant for work related to website development, Internet hosting and related development and programming work. The Company determined the fair value of the shares issued using the stock price on date of grant or issuance. Compensation expense is recognized as the services are provided to the Company. For the year ended April 30, 2020, the $17,000 stock compensation for expense was included in General and administrative expenses.

-	250,000 shares remaining to be issued at April 30, 2020 under an agreement with an individual who agreed to perform services as TSR’s interim CEO.

-	A total of 1,700,000 shares issued for purchase of assets. 1,200,000 shares of the Company’s restricted common stock were issued under a Trademark and Usage Purchase Agreement dated March 5, 2020, See Note 5 Purchase of Trademark, Graphics, Related Media and Product Materials. 500,000 shares of the Company’s restricted common stock were issued for the development of a treasure related gaming app, see Note 4 Fixed Assets, with 100.000 shares remaining to be issued.

-	2,600,000 shares of common stock were returned and cancelled. The shares were owned by one of the principals involved in the Southern Amusement transaction which was unwound and were originally acquired in a private transaction. There was no consideration paid for these shares.

During the year ended April 30, 2019, the Company issued the following shares of restricted common stock:

-	6,071,429 shares issued to two individuals in relation to the transaction involving the acquisition of Southern Amusement. Effective April 28, 2019, such transaction was cancelled and such shares changed control to Mr. Craig A. Huffman, the Escrow Agent and Counsel for the Company for later transaction, via agreement. The shares continued under Mr. Brammers name on book form with the transfer agent, but all rights to such shares were surrendered by Mr. Brammer. In order to purchase the control of Southern Amusement, an additional 571,429 shares of restricted common stock were issued to Vicki Ferrell who was part owner of Southern Amusement for the Company to receive her shares. At the cancellation of the transaction, those shares were also under the control of Craig A. Huffman for cancellation as required in the immediate future upon direction of the board of directors.

The Company did not have any other classes of stock issued or outstanding as of April 30, 2020 and 2019. The Company did not have any warrants or options outstanding as of April 30, 2020 and 2019.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Note 8 – COMMITMENTS AND CONTINGENCIES

Treasure Game App Development and Ownership Memorandum of Understanding and Agreement

On February 10, 2020, TSR Media entered into an agreement with a game app developer to develop a gaming app based on treasure search and salvage. The gaming developer agreed to provide programmers and developers to complete the game. Under the terms of the agreement TSR Media agreed to pay the gaming developer a total fee of $240,000. TSR Media also agreed that the developer would receive thirty percent of the profits from the game with profits being defined as revenues calculated after distribution platforms receive their portion of gross sales and costs paid for game hosting services. TSR Media and the app developer agreed that the game will be developed for a final product within four to six months, with a launch goal in the year 2020. TSR Media and the app developer agreed that they will pay a continuing development fee to expand, improve and upgrade the game. If the game does not generate sufficient revenues to cover the continuing development fees then the continuing fees will not be paid and they may be postponed or canceled by TSR Media. As of April 30, 2020, the Company has recorded $120,000 of expense, which is included within research and development in the consolidated statements of operations. Of this amount, $42,500 is still due at April 30, 2020 and is included within accounts payable on the consolidated balance sheets. Additional TSR has agreed to pay a fee of 5% of TSR’s net profits from the app to a third party who assisted in bringing the app developer and TSR together for the purposes of developing the treasure gaming app.

Trademark and Usage Purchase Agreement Gaming and Media Rights Payments

TSR entered into a Trademark and Usage Purchase Agreement on March 5, 2020, see Note 5 Purchase of Trademark, Graphics, Related Media and Product Materials. Under the terms of the agreement TSR is obligated to pay ten percent of the gaming rights and five percent of television media revenue, which shall be for rights of the gaming name rights, as used in all such app, online or other gaming as owned by TSR and any television related media.

Interim Chief Executive Officer Engagement Agreement

On March 1, 2020, TSR entered into an agreement with a limited liability company to designate one of its members to provide services to the Company as an interim CEO. The term of the agreement is for six months. Under the terms of the agreement, the interim CEO shall receive a five percent bonus of investment paid when the Company receives funding, be responsible for the technical and intellectual property development of the gaming side of the businesses, including overseeing the gaming production, values, and marketing partners, be responsible for overseeing the proposed television or multimedia production of a reality television series pilot, potential series production, agreements and other matters as related, actively engage as required for all necessary funding presentations, gaming presentations, television and multi-media presentations and all other necessary public or publicized appearances, act as a conduit for any necessary technology applications for sea search and recovery and advise on presented or available technologies for the sea research, finding and recovery side of the Company, and review of necessary matters as determined by the Board of Directors and the Chairman.

TSR agreed to pay the limited liability company $10,000 per month and if the game and/or television component creates enough additional revenue for the Company in profit within the first eighteen months to equal such compensation at 5% as achieved by the Company, then such compensation shall be increased up to that amount or up to twice the monthly amount of compensation, whichever is greater.

TSR additionally agreed to grant to the limited liability company common stock of TSR as follows:

1)	250,000 shares of common stock of TSR on execution of this agreement, however, if this agreement is terminated for any reason other than termination with cause by the Company, change in control of the Company or death during the six months the limited liability company shall return to the Company the shares of common stock on a pro rata basis for every month not completed by the limited liability company.
2)	An additional 250,000 shares of common stock of TSR, will be issued and vested upon the fielding of the game envisioned and contracted with the third party app developer, and for marketing with game roll out within six months of the date of this agreement, or any extension granted there under.
3)	In year two and three of such agreement, if applicable, the limited liability company shall be granted an additional 250,000 shares of common stock of TSR upon the anniversary of this Agreement.
4)	Additional compensation for game production and revenues, television or multi-media performance, and other indicators shall be considered liberally for success of the Company in revenue, including if within two months of game deployment and success, the amount of 100,000 common shares for each the game and the television pilot, if it leads to a sale or marketing of such pilot.
5)	Additional compensation for matters as decided by the compensation part of the Board.
6)	An additional amount of shares equal to 5% of such required game monies needed and raised through the Interim CEO for game development and an additional amount of shares at market value on each level of money raised for such game and marketing, if limited liability company is directly involved in such gaming development.
7)	If the limited liability company is involved, past one year, of the creation of the game then the limited liability company shall have a one percent game revenue that will exist for three years from game release.

Treasure & Shipwreck Recovery Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Note 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at April 30, 2020 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at April 30, 2020. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance at April 30, 2020 was $143,029. The net change in valuation allowance during the year ended April 30, 2020 was $124,370. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of April 30, 2020 and 2019.  All tax years since inception remains open for examination only by taxing authorities.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% for 2020 and 2019:

	For the Year Ended	For the Year Ended
	April 30, 2020	April 30, 2019

Income tax at federal statutory rate	21.00%	21.00%
Valuation allowance	(21.00)%	(21.00)%
Income tax expense	-	-

The Company has a net operating loss carryforward for tax purposes totaling $681,089 at April 30, 2020, expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of April 30, 2020	As of April 30, 2019
Non-current deferred tax assets:
Net operating loss carryforward	$681,089	$88,852
Tax rate	21%	21%
Deferred tax asset	143,029	18,659
Valuation allowance	(143,029)	(18,659)
Net deferred tax assets	$-	$-

The Company is currently in the process of gathering the information necessary for filing tax returns for past years, due to the Company’s lack of revenue since inception management does not believe that there is any income tax liability for past years

Note 10 – SUBSEQUENT EVENTS

Subsequent to April 30, 2020 the Company:

(i)	The Company’s Board authorized the creation of Series A preferred shares with 100 Series A shares authorized to be issued and entered into agreements to issue 50 shares of the Series A preferred shares in exchange for $200,000 in proceeds.

Treasure & Shipwreck Recovery, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of October 31, 2021 and April 30, 2021

	October 31, 2021 (Unaudited)	April 30, 2021
ASSETS
Current Assets
Cash	$48,487	$197,761
Total current assets	48,487	197,761
Fixed Assets
Fixed assets, net of depreciation	28,908	36,173
Total fixed assets	28,908	36,173
Other Assets
Trademark	636,000	636,000
Security deposit	11,000	1,000
Total other assets	647,000	637,000
Total Assets	$724,395	$870,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$39,750	$1,567
Customer deposits	8,700	8,700
Convertible notes payable, net of discounts	343,630	25,000
Short term loans	16,763	16,763
Related party convertible loan	53,890	53,890
Total current liabilities	462,733	105,920

Total Liabilities	462,733	105,920

Commitments and contingencies (Note 8)

Stockholders’ Equity
Preferred stock, $0.001 par value; 100 shares authorized, 51 shares issued and outstanding at October 31, 2021 and April 30, 2021	-	-
Common stock, par value $0.001; 75,000,000 shares authorized, 9,296,502 and 8,146,502 shares issued and outstanding at October 31, 2021 and April 30, 2021, respectively	9,297	8,147
Common stock to be issued	108,000	312,500
Additional paid in capital	2,284,308	1,709,258
Accumulated deficit	(2,139,943)	(1,264,891)
Total Stockholders’ Equity	261,662	765,014
Total Liabilities and Stockholders’ Equity	$724,395	$870,934

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements

Treasure & Shipwreck Recovery, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and six months ended October 31, 2021 and 2020

(Unaudited)

	Three months ended October 31, 2021 (Unaudited)	Three months ended October 31, 2020 (Unaudited)	Six months ended October 31, 2021 (Unaudited)	Six months ended October 31, 2020 (Unaudited)
REVENUES	$-	$-	$-	$-

OPERATING EXPENSES
Consulting and accounting	22,150	95,926	72,558	194,176
Labor	4,087	-	35,692	-
Legal Fees	10,000	-	24,750	-
Professional fees	17,077	17,112	75,166	70,981
Boat expenses	118,064	14,249	235,685	34,511
Research and Development	8,000	-	8,000	-
General and administrative expenses	21,222	35,153	63,556	51,370
Depreciation	3,633	12,133	7,265	24,265
TOTAL OPERATING EXPENSES	204,233	174,573	522,672	375,303

NET LOSS FROM OPERATIONS	(204,233)	(174,573)	(522,672)	(375,303)

OTHER INCOME (EXPENSE)
Interest expense	(180,710)	-	(352,380)	-
Other income	-	82,500	-	82,500

NET LOSS BEFORE INCOME TAX	(384,943)	(92,073)	(875,052)	(292,803)

Provision for income tax	-	-	-	-

NET LOSS	$(384,943)	$(92,073)	$(875,052)	$(292,803)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.04)	$(0.01)	$(0.10)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	9,269,502	7,396,502	9,228,724	7,396,502

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements

Treasure & Shipwreck Recovery, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES TO STOCKHOLDERS’ EQUITY

Three and six months ended October 31, 2021 and 2020

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Common Stock to be Issued	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, April 30, 2020	-	$-	7,396,502	$7,397	$79,500	$1,257,553	$(681,089)	$663,361

Issuance of preferred shares	51	-	-	-	-	202,455	-	202,455

Stock compensation	-	-	-	-	93,750	-	-	93,750

Net loss	-	-	-	-	-	-	(200,730)	(200,730)

Balance, July 31, 2020	51	-	7,396,502	7,397	173,250	1,460,008	(881,819)	758,836

Stock compensation	-	-	-	-	39,250	-	-	39,250

Net loss	-	-	-	-	-	-	(92,073)	(92,073)

Balance, October 31, 2020	51	$-	7,396,502	$7,397	$212,500	$1,460,008	$(973,892)	$706,013

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Common Stock to be Issued	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, April 30, 2021	51	$-	8,146,502	$8,147	$312,500	$1,709,258	$(1,264,891)	$765,014

Common stock issued for financing fees	-	-	800,000	800	-	200,875	-	201,675

Stock compensation	-	-	350,000	350	(204,500)	204,150	-	-

Warrants issued with debt	-	-	-	-	-	158,325	-	158,325

Warrants issued for services	-	-	-	-	-	11,700	-	11,700

Net loss	-	-	-	-	-	-	(490,109)	(490,109)

Balance, July 31, 2021	51	-	9,296,502	9,297	108,000	2,284,308	(1,755,000)	646,605

Net loss	-	-	-	-	-	-	(384,943)	(384,943)

Balance, October 31, 2021	51	$-	9,296,502	$9,297	$108,000	$2,284,308	$(2,139,943)	$261,662

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements

Treasure & Shipwreck Recovery, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ended October 31, 2021 and 2020

	Six months ended October 31, 2021 (Unaudited)	Six months ended October 31, 2020 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(875,052)	$(292,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,265	24,265
Warrants issued for services	11,700	-
Amortization of debt discount	318,630	-
Stock compensation	-	133,000
Changes in operating assets and liabilities:
Security deposits	(10,000)	-
Accounts payable and accrued expenses	38,183	(55,500)

CASH FLOWS USED IN OPERATING ACTIVITIES	(509,274)	(191,038)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceed from convertible notes payable	360,000	-
Proceed from sales of preferred stock	-	202,455

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	360,000	202,455

NET INCREASE (DECREASE) IN CASH	(149,274)	11,417

Cash, beginning of period	197,761	6,678

Cash, end of period	$48,487	$18,095

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH OPERATING AND FINANCING ACTIVITIES:
Warrants issued with debt	$158,325	$-

See accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements

Treasure & Shipwreck Recovery, Inc.

NOTES TO THE CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

October 31, 2021

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Treasure & Shipwreck Recovery, Inc. (“TSR” or the “Company”) was incorporated in the State of Nevada on October 24, 2016 as Beliss Corp. The Company changed its name to Treasure & Shipwreck Recovery, Inc. on June 26, 2019.

TSR formed TSR Holdings, Inc., a wholly owned subsidiary, on August 22, 2019, as the Company’s operating vehicle to focus on the recovery of sunken treasure from historic shipwrecks. On April 6, 2020, TSR formed TSR Media Group, Inc. (“TSR Media”), a wholly owned subsidiary, in order to develop various digital media properties. TSR Media is in the process of developing, through an outside app developer, a treasure search and salvage gaming app.

Note 2 – GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Based on its historical rate of expenditures, the Company expects to expend its available cash in less than three months from December 16, 2021. Management’s plans include raising capital through the equity markets to fund operations and, eventually, the generation of revenue through its business. The Company does not expect to generate any significant revenues for the foreseeable future. At October 31, 2021, the Company had working capital deficit of $414,246. The Company is in immediate need of further working capital and is seeking options, with respect to financing, in the form of debt, equity or a combination thereof.

Failure to raise adequate capital and generate adequate revenues could result in the Company having to curtail or cease operations. The Company’s ability to raise additional capital through the future issuances of the common stock is unknown. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern; however, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Covid-19 Disclosure

The Company’s operations may be adversely affected by the ongoing outbreak of the coronavirus disease 2019 (“COVID-19”) which was declared a pandemic by the World Health Organization (“WHO”) in March 2020. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on TSR’s financial position, operations and cash flows.

Additionally, it is possible that the Company may face additional challenges in obtaining financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19, then it is highly likely that it will be forced to cease operations. The impact on smaller companies such as TSR of having to cease operations due to the effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

To date, TSR has not suffered any significant setback due to COVID-19 interfering with operations.

 Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies of TSR is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the consolidated financial statements. The Company’s year-end is April 30. These condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company’s Form 10-K annual report for the year ended April 30, 2021. The results of the six months ended October 31, 2021 are not necessarily indicative of the results to be expected for the full fiscal year ending April 30, 2022.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of TSR Holdings, Inc. and TSR Media Group, Inc., which are wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The process of preparing consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Significant estimates for the six month periods ended October 31, 2021 and 2020 include the useful life of property and equipment, valuation allowances against deferred tax assets and fair value of non cash equity transactions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

There were no cash equivalents at October 31, 2021 and April 30, 2021. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of October 31, 2021, the Company had $0 in excess of the FDIC insured limit.

Research and Development Expenses

Expenditures for research and development are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from contracts with customers. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer, Step 2: Identify the performance obligations in the contract, Step 3: Determine the transaction price, Step 4: Allocate the transaction price to the performance obligations in the contract and Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; and d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts.

For the Company’s service contracts, the services provided are considered to be one single performance obligation. Revenue and expenses are recognized as services are rendered. The average period for satisfying the performance obligation is three months. The Company has analyzed all of its contracts and can confirm that all the requirements are considered in these contracts:

1) The contracts with customers were identified;

2) The performance obligation was the creation of a website and the provision of SEO-optimization and other services for this site;

3) The transaction price was determined;

4) The Company has only one performance obligation, so the whole transaction price is related to this performance obligation;

5) The revenue was recognized when the performance obligation had been satisfied.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Basic Loss per Share

The Company has adopted FASB ASC 260-10, which provides for the calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.

The potentially dilutive common stock equivalents for the quarters ended October 31, 2021 and 2020 were excluded from the dilutive loss per share calculation as they would be antidilutive due to the net loss. As of October 31, 2021 and 2020, there were approximately 8,074,096 and 16,869 shares of common stock underlying our outstanding convertible notes payable and warrants, respectively.

Fair Value of Financial Instruments

The carrying amounts of financial assets and liabilities, such as cash, accounts payable, short term loans, and the Company’s related party loan from a shareholder approximate their fair values because of the short maturity of these instruments.

Fixed Assets

Fixed assets are recorded at historical cost. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Gains and losses upon disposition are reflected in the consolidated statements of operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred. Currently the Company’s only assets are a diving vessel and a magnetometer which were purchased in fiscal year 2020 and are being depreciated over three to twelve year useful lives.

Impairment of Long-Lived and Intangible Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company uses market quotes, if available, or an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable. The Company has not recognized impairment on its long-lived assets as of October 31, 2021.

Stock Based Compensation to Employees and Service Providers

The Company recognizes all share-based payments to employees and service providers, including grants of employee stock options, as compensation expense in the financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or immediately if the share-based payments vest immediately.

Convertible Notes Payable

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. ASC 470-10 addresses classification determination for specific obligations, such as short-term obligations expected to be refinanced on a long-term basis, due-on-demand loan arrangements, callable debt, sales of future revenue, increasing rate debt, debt that includes covenants, revolving credit agreements subject to lock-box arrangements and subjective acceleration clauses. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Customer Deposits

Customer deposits discloses an amount paid by a customer prior to the Company providing it with goods or services. The Company has an obligation to provide the goods or services to the customer or to return the money. The Company had $8,700 in customer deposits as of October 31, 2021 and April 30, 2021.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recent Accounting Pronouncements

All other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 4 – FIXED ASSETS

Fixed assets at October 31 and April 30, 2021 are summarized below:

Fixed Assets	October 31, 2021	April 30, 2021
Diving Vessel	$36,390	$36,390
Magnetometer	24,000	24,000
Accumulated Depreciation	(31,482)	(24,217)
Fixed Assets, Net	$28,908	$36,173

For the six months periods ended October 31, 2021 and 2020 depreciation expenses were $7,265 and $24,265, respectively.

TSR Media Group, Inc. entered into an App Company and App Purchase agreement with an individual on February 12, 2020 to purchase a website, www.flavorfullapps.com as well as 50 related recipe and cooking apps. Under the original terms of the agreement TSR agreed to pay the individual 300,000 shares of restricted common stock. The agreement was amended on April 26, 2020 to increase the shares amount paid for the website and apps to 600,000 shares of restricted common stock, reflecting the current market value of TSR’s share price as well as additional consideration for the individual assisting with redoing the website and consulting for new apps. The purchase of the website and associated apps was valued at $102,000 based on fair value of TSR’s shares on the date of the amended purchase agreement. During the year ended April 30, 2021, TSR Media Group, Inc. and the seller of the website and cooking apps entered into a Mutual Release and Settlement Agreement where the seller of the website and the related cooking apps agreed to unwind the original App Company and App Purchase agreement. Under the terms of the agreement, TSR agreed to give back the website and the cooking apps to the seller and the seller agreed to return 500,000 shares of restricted stock to TSR’s control for cancellation and to waive any claim to the 100,000 shares that had not yet been issued. At April 30, 2021, the Company wrote down the remaining balance of the website and cooking apps balance to $0 and recorded an impairment loss of $62,333.

Note 5 – PURCHASE OF TRADEMARK, GRAPHICS, RELATED MEDIA AND PRODUCT MATERIALS

The Company entered into a Trademark and Usage Purchase Agreement with Galleon Quest, LLC (“GQ”), a privately held limited liability company, on March 5, 2020.

Under the terms of the Trademark and Usage Purchase Agreement, the Company agreed to issue 1,200,000 shares of its restricted common stock to GQ in exchange for the acquisition of a registered trademark and all other developed graphics, including for gaming, web site and all other material for television, multimedia, gaming, food and products such as beverages, and all other issues. In addition, the Company agreed that GQ shall retain the right to ten percent of the gaming rights and five percent of the television media revenue, which shall be for rights of the gaming name rights, as used in all app, online or other gaming as owned by TSR and any television related media. All shares issued by both parties under the agreement have all rights and entitlements as the common stock of every other shareholder of such share class.

The purchase of the trademark and related graphics and materials was valued at $636,000 based on fair value of TSR’s shares on the date of the Trademark and Usage Purchase Agreement.

Note 6 – NOTES PAYABLE

Related Party Convertible Loan

An officer of the Company has provided a loan to TSR under a convertible promissory note. This convertible promissory note is unsecured, non-interest bearing, and is convertible into common shares of the Company stock at $2.75 per share and due on demand. The balance due to the officer was $53,890 as of October 31, 2021 and April 30, 2021.

Short Term Loans

As of October 31, 2021 and April 30, 2021, the Company had loans totaling $16,763 with two non-related parties, a loan in the amount of $14,063 and a loan in the amount of $2,700. These loans are unsecured, non-interest bearing and due on demand.

Convertible Notes Payable

The following table reflects the convertible notes payable as of October 31, 2021 and April 30, 2021:

	Issue Date	Maturity Date	October 31, 2021 Principal Balance	April 30, 2021 Principal Balance	Rate	Conversion Price
Convertible notes payable
	04/26/2021	04/26/2022	$250,000	$250,000	10.00%	0.10
	04/26/2021	04/26/2022	25,000	25,000	10.00%	0.10
	05/5/2021	05/05/2022	150,000	-	10.00%	0.10
	05/7/2021	05/07/2022	100,000	-	10.00%	0.10
	05/19/2021	05/19/2022	150,000	-	10.00%	0.10
Face value			$675,000	$275,000

Less unamortized discounts			331,370	250,000

Balance convertible notes payable			$343,630	$25,000

The convertible notes payable are convertible into a fixed number of shares and with no down round protection features. The Company accounted for the beneficial conversion features based on the intrinsic value at the date of issuance. During the six months ended October 31, 2021 and year ended April 30, 2021, the Company recognized beneficial conversion features totaling $400,000 and $250,000, respectively. The discount from the beneficial conversion features are being amortized through charges to interest expense over the term of the convertible notes payable. The Company recorded interest expense related to the amortization of debt discounts of $318,630 and $0 for the six months ended October 31, 2021 and the year ended April 30, 2021, respectively.

New Convertible Notes Payable Issued During the Six Month Periods Ended October 31, 2021 and 2020

On May 5, 2021, the Company entered into a convertible note payable with a corporation. The note payable, with a face value of $150,000, including a $15,000 original issue discount, bears interest at 10.0% per annum and is due on May 5, 2022. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at a fixed conversation rate of $0.10. The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

On May 7, 2021, the Company entered into a convertible note payable with a corporation. The note payable, with a face value of $100,000, including a $10,000 original issue discount, bears interest at 10.0% per annum and is due on May 7, 2022. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at a fixed conversation rate of $0.10. The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

On May 19, 2021, the Company entered into a convertible note payable with a corporation. The note payable, with a face value of $150,000, including a $15,000 original issue discount, bears interest at 10.0% per annum and is due on May 19, 2022. The convertible note payable is convertible, at the holder’s option, into the Company’s common shares at a fixed conversation rate of $0.10. The conversion of the note into shares of the Company’s common stock is potentially highly dilutive to current shareholders. If the note holder elects to sell the shares that it has acquired as a result of converting the note into shares of common stock, then any such sales may result in a significant decrease in the market price of the Company’s shares.

The Company did not enter into any new convertible note payable agreements during the six month period ended October 31, 2020.

Note 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock, $0.001 par value per share.

Common Stock Issuances

During the six month period ended October 31, 2021, the Company issued the following shares of restricted common stock:

-	800,000 shares for financing fees totaling $201,675; and

-	350,000 shares as stock compensation valued at $133,000. The Company determined the fair value of the shares issued using the stock price on date of grant or issuance. Compensation expense is recognized as the services are provided to the Company.

During the six month period ended October 31, 2020, the Company issued the following shares of restricted common stock:

-	None.

The Company is in the process of cancelling the shares issued to an individual from the cancelled Southern Amusement transaction. All such shares are held in escrow for cancellation under the Company’s Counsel and President.

Series A Preferred Stock

On May 1, 2020, the Company’s Board authorized the creation of 100 Series A preferred shares. The Series A preferred shares will pay a quarterly payment based upon gaming revenue sharing, which all 100 Series A preferred shares will receive twenty percent of TSR’s portion of the game revenue from its game app., which equates to thirteen percent of total game gross revenues. Each Series A preferred share was priced at $4,000 with a minimum purchase of three Series A preferred shares and are only eligible to be purchased by accredited investors. Each Series A preferred share will receive one hundredth of twenty percent of TSR game net as revenue sharing. Each Series A preferred share will continue to exist, unless the game app. is sold to another entity, at which time the Series A preferred shareholders will receive their same percentage of the game sales proceeds price, if or when such occurs. The Series A preferred shares are not convertible into common shares and are subject to all other restrictions on securities as set forth.

At October 31, 2021 the Company had 51 shares of Series A preferred shares issued and outstanding.

Warrants

During the six month periods ended October 31, 2021 and 2020, the Company issued 599,000 and 0 warrants, respectively.

The following table shows the warrants outstanding at October 31, 2021:

	Number of	Weighted Average	Weighted Average Remaining	Average Intrinsic
	Warrants	Exercise Price	Life (Years)	Value
Outstanding, April 30, 2021	368,000	$0.25	5	$0.11
Granted	599,000	0.25	5	0.11
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding, October 31, 2021	967,000	0.25	5	0.11
Exercisable, October 31, 2021	967,000	0.25	5	0.11

During the six month period ended October 31, 2021, the Company issued 599,000 common stock warrants to multiple lenders under the terms of a convertible note payable agreement. The warrants vested 100% at the time that they were issued, have an exercise price of $0.25 per share and expire July 31, 2026. The warrants granted were fair valued at $170,025 using the Black-Scholes option pricing model with the following variables: annual dividend yield 0%; expected life of 5 years; risk fee rate of return 0.86%; and expected volatility of 500%.

Note 8 – COMMITMENTS AND CONTINGENCIES

Finder’s Agreement

In April of 2021, TSR entered into an agreement with a corporation that is a registered broker dealer. The term of the agreement is for 120 days. Under the terms of the agreement, the Company agreed to pay a finder’s fee to the broker dealer upon receiving financing from any investor that was introduced by the broker dealer. The finder’s fee will be paid in cash equal to 5% (2% for pre-existing relationships) of the gross proceeds of an equity/convertible debt transaction and/or cash equal to 3% of the gross proceeds of a non convertible debt transaction. The Company also agreed to pay the broker dealer non callable warrants equal to 5% (2% pre existing relationships) warrant coverage of any financing received. The broker dealer will also be entitled to receive a fee of 6% for any licensing, joint venture or merger that results from an introduction made to the Company by the broker dealer. No fees will be paid unless the Company actually receives the financing. If during the twenty four month period following termination of the agreement, any party introduced enters into an agreement to purchase securities from the Company, then the Company will pay the finder’s fee.

Partnering Agreement

In April of 2021, TSR entered into an agreement with a limited liability company and an individual consultant who controls the limited liability company for both services and the rights to treasure that is successfully recovered in a known shipwreck area. The term of the agreement is for a minimum of one year. Under the terms of the agreement TSR and the consultant agreed:

1. That the consultant has rights as a third party to certain known treasure sites controlled through a third party. Such rights exist under such agreement between the consultant and the company owning such rights. The consultant has been working such site area for an extensive period, and has produced finds of artifacts, as well as other scanned, researched, and targeted areas for further search and recovery.

2. The consultant is agreeing to take capital in, as well as contributions of available and as available, boats, crew and equipment, which TSR may have in exchange for a percentage of recovery from such site, which the consultant is entitled to from recoveries made. TSR shall receive that portion set out below for such investment of funds.

3. The consultant, agreed to enter into a partnership for such shipwreck noted above where the consultant will work, in exchange for 25% of the net due to the consultant from finds made, during the time period of this agreement, in exchange for $50,000, payable in monthly amounts starting at the time of the first payment. Each payment of $10,000 shall entitle TSR to 5% of such net proceeds up to the 25% of the net due to the consultant. Such net, means that amount after the State of Florida proceeds, and the amount due to the owner of the shipwreck site. Such amount of investment shall entitle TSR to such share for a period to December 31, 2021. In addition, after a two month term of this agreement, TSR will award the consultant 100,000 common shares of restricted stock, and additional shares upon success at the discretion of TSR.

4. TSR shall also contribute, on a project and availability basis, for such operations, supporting vessels through TSR, to include the RV Bellows, with appropriate crew, and use for project site use, for survey use, etc. to support operations directed by the consultant on site from number 1 above, as well as addressed below. TSR shall have the right to contribute crew, technical, divers or other persons to observe and participate on such ventures.

5. Additional sites which may be identified by the consultant for future joint ventures which have not been explored, within or outside the state of Florida waters, where TSR shall provide capital and other materials, crew and vessels, to be agreed upon by the Parties, but wherein TSR if funding such ventures, shall be entitled to 50% of such finds, sites and artifacts.

Operations Manager’s Agreement

In October of 2020, TSR entered into an agreement with an individual consultant to be the Company’s operations manager for site selection and operational oversight. The term of the agreement is for a minimum of one year. The services to be rendered, on an as needed basis include selection for sites, and personnel for diving for recovery operations, assistance in the selection of personnel, contractors, and parties for wreck site scanning, search operations, and recovery operations of wreck sites, analysis and review of shipwreck sites, interaction with state and governmental authorities as necessary for wreck site approval and operations, and at the option of TSR participate in and have the right to appear in media productions involving the Company. There are additional terms in the agreement where the Company has agreed to pay to the consultant shares of its restricted common stock for successfully locating treasure.

Trademark and Usage Purchase Agreement Gaming and Media Rights Payments

TSR entered into a Trademark and Usage Purchase Agreement on March 5, 2020, see Note 5 Purchase of Trademark, Graphics, Related Media and Product Materials. Under the terms of the agreement TSR is obligated to pay ten percent of the gaming rights and five percent of television media revenue, which shall be for rights of the gaming name rights, as used in all such app, online or other gaming as owned by TSR and any television related media.

Board of Directors Agreements

In September of 2021, the Company entered into agreements with two individuals to join on the Company’s Board of Directors. Under the Board of Directors Agreements, each of the Directors agreed to serve as an independent outside director of the Company and to serve on the Company’s Board of Directors (the “Board”) and to provide those services required of a director under the Company’s Certificate of Incorporation and Bylaws, as both may be amended from time to time (“Articles and Bylaws”) and under Nevada law, the federal securities laws and other state and federal laws and regulations, as applicable. The Director shall render such advice and consent necessary for the best interests of the Company based upon best business judgment. The term of each of the of Directors agreements is for two years. During the term of this Agreement, the Company will reimburse the Directors for reasonable, business related expenses approved by or as reasonably necessary for the Company, with such approval not to be unreasonably withheld. For his or her services as a Director of the Company, the Director shall receive the option for shares of the Company, to be earned at the value of $2,000 per month for such first two year term, at the lowest of conversion of such amount at $0.10 per share, or if such shares are publicly trading at over $0.50 per share for a period of over 30 trading days during such term, then such price value per share shall be adjusted to $0.25 per share. The Director shall also have the option to purchase such the same amount of shares in the same amount ($2,000 per month) accumulated during such term, and such option shall be able to be exercised within sixty days of the end of each calendar year. Such rights shall be cumulative, and shall pass by will or estate for the period of time served. Additional Compensation shall be awarded on success of the Company. This shall include the following examples, and would be awarded to all directors upon some of these examples of success, would be: 1) Find of “appreciable” treasure” in such amounts as we determine, 2) Value of stock price appreciation and volume on parameters we would set, 3) The deployment and action of a Reg A filing for another amount of actual equity raise, 4) Having a game developed in stages, 5) Success on Reg A funding to take out all loans, etc., 6) Development of new site rights, access, and recoveries, 7) Acquisitions of other business ventures, in treasure salvage or otherwise, 8) Other television, gaming, on line and any other values brought to the Company. Directors shall also be paid at discretion of the Board of Directors for business venture enhancements, including stock and shareholder value, and other amounts.

Note 9 – RELATED PARTY TRANSACTIONS

As of October 31, 2021, an officer of the Company has provided a loan to TSR under a convertible promissory note. This convertible promissory note is unsecured, non-interest bearing, and is convertible into common shares of the Company stock at $2.75 per share and due on demand. The balance due to the officer was $53,890 as of October 31, 2021 and April 30, 2021.

Note 10 – SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through December 17, 2021, the date the financial statements were available to be issued. There are no subsequent events to report.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	By-Laws
4.1	Subscription Agreement
4.2	Warrant Agreement
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
11.2	Consent of Accell Audit & Compliance, P.A.
12.1	Opinion of Milan Saha, Esq.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Tampa, State of Florida, on January 20, 2022.

TREASURE & SHIPWRECK RECOVERY, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 20, 2022

By:	/s/ Craig A. Huffman
Name: Craig A. Huffman
Title: Chief Executive Officer and Chief Financial Officer (Principal Financial Officer)

Date: January 20, 2022

SIGNATURES OF DIRECTORS:

By:	/s/ Craig A. Huffman
Name: Craig A. Huffman
Title: Director/Chairman

Date: January 20, 2022

By:	/s/ Patrick Schneider
Name: Patrick Schneider
Title: Director

By:	/s/ Frederick Conte
Name: Frederick Conte
Title: Director